SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to ss.240.14a-12

                              BREDA TELEPHONE CORP.

                (Name of Registrant as Specified In Its Charter)
                 ----------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-11.
      (1) Title of each class of securities to which transaction applies:

      -------------------------------
      (2) Aggregate number of securities to which transaction applies:

      -------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------
      (4) Proposed maximum aggregate value of transaction:

      -------------------------------
      (5) Total fee paid:

       ------------------------------
[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      -------------------------------
      (2) Form, Schedule or Registration Statement No.:

     --------------------------------
     (3) Filing Party:

     --------------------------------
     (4) Date Filed:

     --------------------------------

May 1, 2002

Dear Shareholders:

     You are cordially invited to the annual meeting of Breda Telephone Corp. at the Christ the King School cafeteria located at 304 North Second Street, Breda, Iowa, on Tuesday, May 21, 2002 at 7:30 p.m. Lunch will be served.

     In addition to this letter, you should find the following documents:

          1.   Notice of Annual Meeting
          2.   Proxy Statement
          3.   Ballot
          4.   Annual Report
          5.   Ballot envelopes

     One item on the ballot is the Ratification of Appointment of Auditors. Breda's Board of Directors has hired Kiesling Associates, LLP to perform the independent audit of Breda Telephone Corp. in 2002. Your vote in that section of the ballot means you either agree, disagree or have no opinion on the Board's action regarding Kiesling Associates, LLP. The other item on the ballot is the election of directors. There are two candidates for the two director positions that need to be filled at this year's annual meeting. Please complete your ballot and return it as instructed on the ballot.

     We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

     We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

                             Sincerely,


                             /s/ Dean Schettler
                             Dean Schettler
                             President - Board of Directors

                              BREDA TELEPHONE CORP.

                             -----------------------

                           103 East Main, P.O. Box 190
                                Breda, Iowa 51436

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 21, 2002

                             -----------------------

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the Christ the King School cafeteria located at 304 North Second Street, Breda, Iowa, on Tuesday, May 21, 2002 at 7:30 p.m., Breda local time, for the following purposes:

     1.   To elect two directors.

     2.   To ratify the appointment of auditors for the year 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 9, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN THE BALLOT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO BY NOTIFYING THE SECRETARY OR ANOTHER OFFICER OF BREDA TELEPHONE CORP. AT THE COMMENCEMENT OF THE MEETING.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA
TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the Annual Report to Shareholders for 2001, which includes audited financial statements, is also enclosed.

                                            By Order of the Board of Directors,


                                            /s/ Larry Daniel
                                            Larry Daniel
                                            Secretary

Breda, Iowa
May 1, 2002

                              BREDA TELEPHONE CORP.
                                  103 East Main
                                  P.O. Box 190
                                Breda, Iowa 51436

                                 PROXY STATEMENT

                  Annual Meeting of Shareholders, May 21, 2002

                               GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 21, 2002, at 7:30 p.m. at the Christ the King School cafeteria located at 304 North Second Street, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). When a ballot is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. If a shareholder attends the Meeting and desires to withdraw the shareholder's ballot, the shareholder may do so by notifying the Secretary or another officer of the Company at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about May 1, 2002. The cost of the distribution and handling of the ballots will be borne by the Company. The ballot is not solicited on behalf of the Board of Directors of the Company. The ballot is being transmitted to the shareholders by the Company in accordance with the Amended and Restated Bylaws of the Company.

                                VOTING SECURITIES

Only shareholders of record as of the close of business on April 9, 2002 will be entitled to notice of and to vote at the Meeting.

The Company has a single class of common stock, without par value ("Common Stock"). There were 34,738 shares of Common Stock outstanding on April 9, 2002. Those shares were held by approximately 597 different shareholders. Each shareholder is entitled to only one vote on each matter presented to shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of the Company's Class A stock. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, and until one of the following occurs: the shareholder no longer receives service from the Company; the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by the Company; the shareholder dies; or the shareholder transfers the shareholder's shares to another person. As of April 9, 2002, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

Any number of shareholders of the Company present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number so required shall constitute a quorum. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters, including appointment of the auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or the Company's Amended and Restated Articles of Incorporation.

Under the Company's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at the Company's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. The Company's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of the Company, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, the Company does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of the Company at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

Given the requirement in the Company's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no other shareholder action will be able to be taken at the Meeting, other than the election of directors and the ratification of the appointment of the Company's auditors for 2002, as discussed in this Proxy Statement.

                              ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members, divided into three classes based upon the length of their term. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, and the terms of office of the directors are staggered so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. As discussed below, the terms of two directors will expire at the Meeting.

Each director must also be a shareholder of the Company, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The Company has established a nomination process for determining the nominees for directors of the Company. Under that process, a person meeting the qualifications set forth in the preceding paragraph can be nominated to serve as a director of the Company if at least three shareholders nominate that person and provide a nominating petition to the Company. The Company notified its shareholders by letter in February, 2002, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to the Company by no later than March 31, 2002. Two individuals were nominated to serve as a director through this process. Those individuals are identified below.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more nominees should be unable to do so, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

Directors Continuing in Office

The following information is furnished for each person who will continue as a director following the Meeting.

Dean Schettler has been a director of the Company since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2003. Mr. Schettler has been the President of the Company since April, 1998. He has been a director of each of the Company's subsidiaries since April, 1997, and the President of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 49 years old.

Roger Nieland has been a director of the Company since May, 2000. His current term as a director will end at the annual shareholders meeting which is held in 2003. He has also served as a director of each of the Company's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa. Mr. Nieland is 66 years old.

John Wenck has been a director of the Company since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2003. He has also served as a director of each of the Company's subsidiaries since April, 1997. Mr. Wenck is currently self-employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 63 years old.

Larry Daniel has been a director of the Company since April, 1995. His current term as a director will end at the annual shareholders meeting which is held in 2004. He also has been the Secretary of the Company since April, 1995. He has also served as a director and the Secretary of each of the Company's subsidiaries since April, 1995. Mr. Daniel is self-employed as a farmer, and he has been for at least the last five years. Mr. Daniel is 59 years old.

Charles (Chuck) Thatcher has been a director of the Company since May, 2001. His current term as a director will end at the annual shareholders meeting which is held in 2004. He has also served as a director of each of the Company's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest
Wholesale Building Products in Carroll, Iowa for approximately the last 17 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 50 years old.

Nominees for Director

As indicated above, the terms of two directors will expire at the Meeting. Two directors accordingly need to be elected. The directors who are elected will serve until the annual meeting of the shareholders of the Company which is held in 2005. There are two nominees for those two director positions, and the following paragraphs provide some information regarding those nominees.

Dave Grabner is one of the nominees for election as a director. Mr. Grabner has been a director of the Company since April, 1999, and the Treasurer of the Company since May, 2001. He has also served as a director of each of the Company's subsidiaries since April, 1999, and as the

Treasurer of each of the Company's subsidiaries since May, 2001. Mr. Grabner is currently self-employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer. Mr. Grabner is 53 years old.

Clifford Neumayer is also a nominee for election as a director. Mr. Neumayer has been the Vice-President and a director of the Company since April, 1996. He has also served as a director and the Vice-President of each of the Company's subsidiaries since April, 1996. Mr. Neumayer has been self-employed as a farmer since 1970. Mr. Neumayer is 53 years old.

Directors of the Company's Subsidiaries

The directors of the Company have historically also served as the directors for the Company's five direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of the Company will accordingly also be elected by the Company or the applicable subsidiary of the Company to serve as a director of each of those five subsidiaries.

Committees of the Board of Directors

The Board of Directors does not have any standing audit, nominating or compensation committee, or any other committees performing similar functions.

Meetings of the Board of Directors

The Board of Directors held a total of 19 meetings during 2001. All directors attended at least 75% of those meetings.

Compensation of the Board of Directors

Since June, 2000, all of the Company's directors have received $125 for each regular, special and conference call meeting of the board of directors. The Vice-President, Secretary and Treasurer of the Company also currently receive an additional $25 for each regular, special and conference call meeting of the board of directors, and the President of the Company receives an additional $100 per meeting. Those payments are made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the board of directors. The Company's directors received $100 for each regular, special and conference call meeting in 1999 and through May, 2000. The Vice-President, Secretary and Treasurer also received an additional $25 per meeting in 1999 and 2000. The President received an additional $50 per meeting in 1999 and through May, 2000.

Since June, 2000, all of the Company's directors have received $150 per day for all day meetings of the board of directors. The directors received $125 per day for all day meetings of the board of directors in 1999 and through May, 2000.

Since June, 2000, all of the Company's directors have received $150 for each outside meeting attended by a director and which lasts over three hours. The directors received $125 for each such meeting in 1999 and through May, 2000. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the board of directors. Examples of outside meetings include conventions and city council meetings.

Since October, 2001, directors who serve on a committee have received $150 for each committee meeting which does not coincide with another meeting of the board of directors.

The Company's directors are also reimbursed for mileage and for any expenses paid by them on account of attendance at any meeting of the board of directors or other meetings attended by them in their capacity as a director of the Company.

The Company's directors may also receive internet access from the Company or its subsidiaries at no cost. The current estimated yearly value of internet access is $300.

Executive Officers of the Company

The executive officers of the Company are elected annually by the Board of Directors, and hold office until their successors are chosen. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of the Company. The officers of the Company as of the time of the mailing of this proxy statement are identified in the above discussion of the directors and nominees for director of the Company. The officers of the Company have historically also served as the officers for each of the Company's five direct and indirect wholly owned subsidiaries.

Significant Employees

The Company has two employees who the Company believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been employed by the Company in various capacities since May, 1982. Prior to January, 1995, he was the Company's assistant manager. He was the manager of the Company from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer. Mr. Boeckman is 41 years old.

Ms. Morlok became the chief financial officer of the Company on March 30, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 48 years old.

The Company entered into a new employment agreement with both Mr. Boeckman and Ms. Morlok on September 11, 2001. The employment agreements were not materially different from the Company's prior employment agreements with Mr. Boeckman and Ms. Morlok, but each of the employment agreements included compensation adjustments. As discussed below, the Company is negotiating a new employment agreement with both Mr. Boeckman and Ms. Morlok.

Mr. Boeckman. Under the terms of Mr. Boeckman's employment agreement, he is employed in the capacity of chief operations officer and co-chief executive officer of the Company. Mr. Boeckman is responsible for the day-to-day operations of the Company under his employment agreement.

Mr. Boeckman's employment agreement terminated by its terms on April 1, 2002, but the Company has continued its employment of Mr. Boeckman under the other terms of the employment agreement. As indicated above, the Company is negotiating a new employment agreement with Mr. Boeckman.

The Company may terminate the employment agreement if Mr. Boeckman is absent from his employment under the employment agreement by reason of illness or other incapacity for more than 26 consecutive weeks. The Company will pay Mr. Boeckman compensation during any such period of illness or incapacity in accordance with the Company's sick pay policy as then in effect. The Company may also terminate the employment agreement for cause upon five days written notice to Mr. Boeckman.

The Company may also terminate the employment agreement at any time, without cause, by giving 30 days written notice to Mr. Boeckman. In this event, if requested by the Company, Mr. Boeckman shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Mr. Boeckman shall be paid on the date of termination a severance allowance equal to the amount remaining to be paid under the employment agreement.

Mr. Boeckman may also terminate the employment agreement, at any time, by giving 60 days notice to the Company. In this event, the Company shall pay Mr. Boeckman his compensation up to the date of termination, but Mr. Boeckman shall not be entitled to any severance payment and will not be considered for any performance bonus.

If Mr. Boeckman's employment terminates by reason of his death, the Company is only obligated to make whatever payments may be required under its pension plan.

Mr. Boeckman's yearly salary under the employment agreement is $82,560. Mr. Boeckman may also receive a bonus under the employment agreement. The employment agreement includes an attachment which sets forth some guidelines which may be followed by the board of directors in determining whether a bonus will be given and the amount of the bonus, but the employment agreement provides that the final determination as to the amount of the bonus rests solely in the discretion of the board of directors.

The employment agreement also provides that Mr. Boeckman shall be entitled to all employee benefits extended to all full time employees of the Company. Some of those benefits currently include health insurance, life insurance, disability insurance, cellular phone service, a clothing allowance, free local telephone service, free internet access and free basic cable service. The Company will also contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. The Company will also provide Mr. Boeckman with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Mr. Boeckman is also reimbursed for all reasonable and appropriate expenses incurred in carrying out his duties under the employment agreement.

Mr. Boeckman's employment agreement includes a limited noncompete covenant and confidential information covenant.

Ms. Morlok. Ms. Morlok's employment agreement is similar to Mr. Boeckman's employment agreement. The primary differences between Ms. Morlok's employment agreement and Mr. Boeckman's employment agreement are as follows:

o Ms. Morlok's capacities under her employment agreement are chief financial officer and co-chief executive officer.

o    Ms. Morlok has a different annual salary under her employment agreement.

As noted above, both Mr. Boeckman's and Ms. Morlok's employment agreement terminated by its terms on April 1, 2002. The Company is negotiating new employment agreements with both Mr. Boeckman and Ms. Morlok, and the Company does not anticipate any break in service for either Mr. Boeckman or Ms. Morlok.

The Company does not have any written employment agreements with any officers or any other employees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership, as of April 9, 2002, of the Company's Common Stock by each of the directors, director nominees and executive officers and by the chief operations officer of the Company, and by the directors, executive officers and chief operations officer as a group:

      Name and Address of                        Number of Shares
        Beneficial Owner                 Ownership           Percent of Class
      -------------------                ---------           ----------------

      Dean Schettler                          30                   .086%
      16326 120th St.
      Breda, Iowa 51436

      Clifford Neumayer                      181                   .521%
      11846 Ivy Avenue
      Breda, Iowa 51436

      Larry Daniel                             2                   .006%
      15731 Robin Avenue
      Glidden, Iowa 51433

      John Wenck                               6                   .017%
      23909 140th St.
      Carroll, Iowa 51401

      Dave Grabner                            55*                  .158%
      11098 130th Street
      Breda, Iowa 51436

      Roger Nieland                          110**                 .317%
      13312 Eagle Avenue
      Breda, Iowa 51436

      Charles Thatcher                         2***                .006%
      15053 Granite Ave.
      Breda, Iowa 51436

      Robert Boeckman                         30                   .086%
      23678 150th Street
      Carroll, Iowa 51401

      All directors, executive officers
      and the chief operations officer
      as a group (8 persons)                 416                  1.197%

      *    One of these shares is held by Mr. Grabner's spouse.
      **   Forty-three of these shares are held by Mr. Nieland's spouse.
      ***  One of these shares is held by Mr. Thatcher's spouse.

To the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's Common Stock.

                       EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by the Company to Robert J. Boeckman, the Company's chief operations officer, in the 2001, 2000 and 1999 fiscal years. Mr. Boeckman's services as the chief operations officer of the Company are similar to those normally provided by a chief executive officer of an Iowa corporation.

                           Summary Compensation Table

               Name and                                                           Other Annual        All Other
               Position                 Year          Salary(1)          Bonus    Compensation(2)   Compensation(3)
             ------------               ----          -------            -----    ------------      ------------
      Robert J. Boeckman,               2001          $81,853          $11,200          $2,370          $18,157
      Chief Operations Officer          2000          $80,000          $ 2,000          $1,890          $15,703
                                        1999          $74,159          $    -0-         $  617          $14,568

     (1) This amount includes a contribution by Mr. Boeckman of 3% of his annual gross salary pursuant to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, Mr. Boeckman must contribute a minimum of 3% of his annual gross salary. See also the "All Other Compensation" column above.

     (2) This amount includes payments to Mr. Boeckman by the Company from a fund established by the Company based upon sales of cell phones. The fund is allocated equally among the employees employed at the Company's and Westside Independent Telephone Company's offices. All employees share in the fund even if they are not involved in the sale of cell phones. Mr. Boeckman is not involved in those sales. The amount also includes a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman by the Company or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

     (3) This amount represents contributions by the Company on behalf of Mr. Boeckman to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires the Company to contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary. See also footnote 1 above regarding Mr. Boeckman's contributions to the program. This amount also includes a long term disability contribution of 1.12% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

Dean Schettler is the President of the Company. No information is provided for Mr. Schettler in the above Summary Compensation Table because he does not receive compensation in his capacity as the President of the Company. Mr. Schettler does receive compensation for his services as a director of the Company. The compensation payable to directors is discussed above.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the accounting firm of Kiesling Associates, LLP to act as independent auditors for the Company during 2002 and is requesting ratification by the shareholders. The Company knows of no direct or material indirect financial interests of Kiesling Associates, LLP in the Company. Representatives of Kiesling Associates, LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                                   AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year, were $87,680. All of such fees were paid to Kiesling Associates, LLP.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Kiesling Associates, LLP did not render professional services relating to financial information systems design and implementation during the fiscal year ended December 31, 2001.

                                 ALL OTHER FEES

The aggregate fees billed by Kiesling Associates, LLP for services rendered to the Company, other than for the services described above under "Audit Fees", for the fiscal year ended December 31, 2001, were $27,286.11. The majority of these fees were for general business consulting.

The Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates, LLP's independence.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

To be included in the proxy statement and written ballot for the 2003 annual meeting of the shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office no later than January 13, 2003, and must otherwise be in compliance with applicable securities laws.

                                  OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those stated above. As discussed in the Section above entitled "Voting Securities," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the Annual Report to Shareholders for 2001 is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

                                             By order of the Board of Directors,


                                             /s/ Larry Daniel
                                             Larry Daniel
                                             Secretary

Breda, Iowa
May 1, 2002

                              BREDA TELEPHONE CORP.
                                     BALLOT
                         Annual Meeting of Shareholders
                                  May 21, 2002

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if the Ballot is properly completed and timely submitted. You should complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You should then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You should return the Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 20, 2002. You also can, however, deliver the Ballot at the annual meeting. If you return your Ballot and attend the meeting and desire to change your vote from that indicated on your Ballot, you may do so by notifying the Secretary or another officer of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another Ballot to complete and deliver to the Secretary at the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being transmitted to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

There are two director positions to be filled and there are two nominees to fill those positions. If you do not vote for one of the nominees for director and your Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominee will still be counted. If you do not vote for either of the nominees for director and your Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of either of the nominees.

Election of Directors

I hereby vote FOR the following nominees for director. (VOTE FOR A NOMINEE BY PLACING AN "X" IN THE BOX BY THE NAME OF THE NOMINEE)

                     [_]   Dave Grabner

                     [_]   Clifford Neumayer

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates, LLP to act as independent auditors for Breda Telephone Corp. during 2002:

                     [_]  For        [_]  Against        [_]  Abstain

Dated: __________________, 2002.

                              BREDA TELEPHONE CORP.

                               2001 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

     This annual report is being provided to all of the shareholders of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held at the Christ the King School cafeteria located at 304 North Second Street, Breda, Iowa, on Tuesday, May 21, 2002, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

Cautionary Statement on Forward Looking Statements.

      Various statements in this annual report are forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to anticipated future trends in revenues and net income, projections concerning operations and cash flow, growth and acquisition opportunities, management's plans and intentions for the future, and other similar forecasts and statements of expectation. Words such as "expects," "estimates," "plans," "anticipates," "contemplates," "predicts," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations thereof are intended to identify forward looking statements. Forward looking statements are made based on estimates, projections, views, beliefs and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

      Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied risks, uncertainties and assumptions, nearly all of which are beyond the control of Breda and its management. The risks, uncertainties and assumptions affecting forward looking statements include, but are not limited to, the following:

o the possible adverse effects to Breda and its subsidiaries which may arise under the Telecommunications Act of 1996 and the regulations promulgated under that Act, including increased competition;

o     adverse  changes  by  the  Federal  Communications   Commission  or  other
      regulatory authorities to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers;

o technological advances in the telecommunications and cable industries which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

o     employee relations;

o     management's business strategies;

o     general   industry   conditions,    including    consolidations   in   the
      telecommunications and cable industries;

o     general economic conditions at the national, regional and local levels;

o     acts or omissions of competitors and other third parties;

o     changes in or more governmental laws, rules, regulations or policies;

o reductions in or other changes to governmental programs assisting or affecting the telecommunications and cable industries, and in particular programs which aid providers of those services to rural areas; and

o     continued availability of financing, and on favorable terms.

                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by two of Breda's wholly owned subsidiaries, Prairie Telephone Co., Inc. ("Prairie Telephone") and Westside Independent Telephone Company ("Westside Independent"). A total of seven Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone or Westside Independent.

Another   of   Breda's   wholly   owned   subsidiaries,    Tele-Services,   Ltd.
("Tele-Services"), provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Breda's and its subsidiaries' telephone and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone and Westside Independent provide telephone services to the following seven Iowa towns and their surrounding rural areas:

          o    Breda, Iowa              o    Pacific Junction, Iowa
          o    Lidderdale, Iowa         o    Yale, Iowa
          o    Macedonia, Iowa          o    Westside, Iowa.
          o    Farragut, Iowa

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns.

All of the towns are in central and southern Iowa.

The primary services provided by Breda, Prairie Telephone and Westside Independent are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. As of December 31, 2001, they were serving approximately 2,649 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing these services.

They also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Revenues are also generated from sales of cellular phones and related service packages. For example, Breda has an agency agreement with U.S. Cellular which allows Breda to sell cellular phones and related packages to the public, and Breda receives commissions on those sales. U.S. Cellular has, however, previously notified Breda that the agreement would be terminated effective May 31, 2001. U.S. Cellular subsequently proposed a new agreement, but Breda had serious concerns about that agreement, including the fact that the new agreement would pay lower commissions to Breda. Breda subsequently received a letter from U.S. Cellular stating that Breda's current contract with U.S. Cellular would be extended to December 1, 2001, to attempt to allow the parties to reach an agreement on open issues. U.S. Cellular has sent Breda another proposed agreement. Breda expects negotiations to finalize this agreement to occur during the second quarter of 2002. Breda anticipates that the new agreement will have a neutral impact on Breda's cellular commissions revenue.

Telephone services providers like Breda, Prairie Telephone and Westside Independent are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's and Westside Independent's subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. Various regulations have been, and additional regulations still may be, promulgated by the Federal Communications Commission and state regulatory agencies to implement various parts of the

Act. The regulations could have a material adverse effect, and the Act does open up Breda, Prairie Telephone and Westside Independent to the possibility of competition that they were not subject to in the past.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa. If any of those companies choose to provide service in any of Breda's, Prairie Telephone's or Westside Independent's service areas, there would be a reduction in revenue. To date, however, no company has chosen to compete in any of Breda's, Prairie Telephone's or Westside Independent's service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in the near future is small.

Although competition is permitted, Breda, Prairie Telephone and Westside Independent currently do not, as indicated above, have direct competition in providing basic local telephone service in their existing service areas. They do, however, experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance carriers when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's or Westside Independent's networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them. As indicated in the preceding paragraph, cellular services are competitive with the telephone services provided by Breda, Prairie Telephone and Westside Independent. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. The long distance carriers are also starting to provide their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent. Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone and Westside Independent from requiring exclusive listings in their phone books.

Breda, Prairie Telephone and Westside Independent also face competition in the sale and lease of telephone, cellular and related equipment because there are numerous competitors who sell and lease telephone, cellular and related equipment.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested face competition in providing cellular services and equipment from various competitors offering cellular and personal communications services.

The competition in all of the areas mentioned in the preceding four paragraphs is based primarily on cost, service and experience.

The primary regulators of Breda's, Prairie Telephone's and Westside Independent's telephone services are the Iowa Utilities Board (the "IUB") and the Federal Communications Commission (the "FCC"). The material areas of regulation of those services by the IUB and the FCC are discussed later in this annual report.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:


     o    Arcadia               o    Grand Junction     o    Riverton
     o    Auburn                o    Hamburg            o    Sidney
     o    Bayard                o    Lohrville          o    Tabor
     o    Breda                 o    Malvern            o    Thurman
     o    Churdan               o    Neola              o    Treynor
     o    Farragut              o    Oakland            o    Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska.

As of December 31, 2001, Tele-Services was providing cable television services to approximately 3,314 subscribers.

Tele-Services derives its principal revenues from monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns.

The Telecommunications Act of 1996 also applies to cable services provided by local exchange carriers ("LECs"). The Act eliminates the prohibition on LEC provision of video programming in its service area. LECs and others may offer video programming under regulations that vary according to the type of video service being provided (radio-based, common carriage, cable TV systems, or open video systems). Under the Act, regulation is lifted for cable programming, for a basic service tier that was the only service subject to regulation on December 31, 1994, in any franchise area in which the operator services 50,000 or fewer subscribers.

The Act provides several exceptions for acquisitions and joint ventures (which to a large extent are prohibited) for certain small and rural systems. These exceptions are based on annual operating revenues, number of cable subscribers served, location of the cable subscribers served, and common ownership or control issues with any of the 50 largest cable TV system operators in existence on June 1, 1995, and if the cable system operates in a television market not in the top 100 television markets as of June 1, 1995.

An LEC may obtain, upon agreement with a cable TV operator on rates, terms, and conditions, the use of the transmission facilities of a cable system extending from the last multi-user terminal to the premises of the end user, if such use is reasonably limited in scope and duration, as determined by the FCC. The Act also permits a LEC to acquire or joint venture under different terms and conditions in cases where the subject market meets the FCC's definition of "competitive." Finally, the FCC may waive the acquisition and joint venture prohibitions if it determines the economic viability of the market merits the waiver or that a waiver would otherwise be in the public interest, and the local franchising authority approves.

Breda currently contemplates, however, that any competition in the cable industry arising as a result of the Telecommunications Act of 1996 may occur at a slower pace than will be the case for telephone services providers, in particular in rural areas like those served by Tele-Services.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not contemplate any competitor coming into the towns in the near future given, among other things, the smaller size of the towns and the costs to expand into them.

As indicated, although cable services providers like Tele-Services are subject to competition from other providers, Tele-Services currently does not have direct competition from other cable services providers in the towns Tele-Services now services. There is, however, competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers. As discussed later in this annual report, that competition has been increasing in recent years. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. Tele-Services' cable services are also regulated in the sense that those services are, as noted above, provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

Breda,  Prairie Telephone and Westside  Independent also provide internet access
through  their  telephone  lines.   They  were  providing   internet  access  to
approximately  526 subscribers as of

December 31, 2001. Internet access is also provided by BTC, Inc. ("BTC") in some areas which are outside of the telephone exchange areas currently served by Breda, Prairie Telephone and Westside Independent. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa. BTC provided internet access to approximately 1,984 subscribers as of December 31, 2001. BTC is a wholly owned subsidiary of Prairie Telephone.

Breda, Prairie Telephone, Westside Independent and BTC face competition in providing internet access, and Breda contemplates that the competition in that area will continue to increase. For example, Breda has been experiencing price-point competition for Internet services from Iowa Telecom in three communities since the late fourth quarter 2000. Breda had been the sole provider of Internet services in those communities until that time. Iowa Telecom purchased the telephone exchanges for those communities in 1999 and began operating them on June 1, 2000. In late 2000, Iowa Telecom expanded the services offered in those communities to include Internet services and at a lower price than is offered by Breda. As a result, Breda has lost Internet customers in the three communities.

Breda has investigated and continues to explore re-engineering options and other help-desk and underlying Internet service provider options that would reduce Breda's costs in order to allow Breda to compete at a lower price point for Internet services. One step that Breda has taken to attempt to lower Breda's underlying Internet costs is through Prairie Telephone's acquisition of a 10% ownership interest in Desktop Media, L.L.C. Desktop Media, L.L.C. provides both dial-up and high speed internet access in south central Minnesota, and is a full-scale internet service provider. Desktop Media, L.L.C. provides internet service provider support services to Prairie Telephone and the other telephone companies who have invested in Desktop Media, L.L.C. As indicated, one of the intended purposes of Prairie Telephone's relationship with Desktop Media, L.L.C. is to try to lower Breda's and its subsidiaries' costs of providing Internet services in order to allow them to compete at a lower price point for Internet services. Breda also reduced its pricing of Internet services and bundled Internet services with its long distance services in August, 2001 in order to attempt to compete at a lower price point for Internet services.

Breda, Prairie Telephone and Westside Independent are providing dial-up and high speed Internet access to their customers. Breda anticipates that there will continue to be competitive pressure to lower the dial-up rates. Breda also anticipates that the number of potential customers will continue to increase and that Internet customers will continue to demand higher Internet speed. BTC is currently providing high speed Internet access by leasing lines from Qwest. BTC is in the process of installing equipment in the Qwest central office that will allow BTC to use a new product that Qwest offers called line sharing. It is estimated that the capital costs that will be incurred by BTC to switch to the line sharing product will reach approximately $50,000, and that this conversion will be completed in the second quarter of 2002. Upon the completion of the conversion, BTC will be able to offer a more competitively-priced, high speed Internet service. Breda expects its customer base for high speed Internet to increase significantly during the remainder of 2002.

BTC was organized primarily to explore the possibility of becoming a competitive local exchange carrier in some Iowa communities which are not served by Breda, Prairie Telephone or Westside Independent. No firm decision has been made as to whether BTC will ever attempt to provide telephone services, however, and BTC cannot provide any telephone services in the state of Iowa without first receiving a certificate of public convenience and necessity from the IUB and filing the necessary tariffs and providing required notices. BTC would also need to raise significant additional capital and/or obtain third party financing before BTC would be able to finance the construction and start up of a new telephone business. BTC does, however, provide internet access, as discussed above.

BTC leases part of its business location in Carroll, Iowa to Breda for a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. The store opened for business in April, 2000.

Other.

Telemarketing services revenue was generated by Prairie Telephone's subsidiary, Pacific Junction Telemarketing, Inc. ("Pacific Junction"). On July 26, 2001, however, Pacific Junction's telemarketing call number supplier (Results Telemarketing, Inc.) notified Pacific Junction that it would no longer be able to provide calling numbers to Pacific Junction. Breda and Pacific Junction have been unable to locate new sources of telemarketing calling numbers, so Pacific Junction's telemarketing center has not been operating since July 26, 2001. Breda has determined that it is very unlikely that Pacific Junction's telemarketing center will ever be reopened. The closing of Pacific Junction's telemarketing center resulted in the loss of telemarketing services revenue. The telemarketing calls made by Pacific Junction were primarily intended to provide a source of access services revenue for Breda, and the closing of the telemarketing center also accordingly led to a decline in Breda's access services revenue.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, Breda and its subsidiaries have various miscellaneous investments, such as in entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. Some of those investments are noted in the financial statements included at the end of this annual report.

Some of those investments may be a source of revenue for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. None of Breda, Prairie Telephone or Westside Independent controls any distribution decisions, however, so no distributions are ever guaranteed, and the timing and amount of any distributions will likely vary greatly from year to year.

Breda, Prairie Telephone and Westside Independent have also from time to time received settlement payments from some of their cellular investments. Settlement payments are generally received for not exercising a right of first refusal to purchase additional units during a merger or buyout by another company. Breda, Prairie Telephone and Westside Independent do not control any settlement payments, and settlement payments are in any event usually one-time events, so no settlement payments are guaranteed and the timing and amount of any settlement payments will vary greatly from year to year. For example, no settlement payments were received in 2000 or 2001.

Breda received an annual fee of $6,000 from Alpine Communications, L.C. in 2001, in consideration for Breda's chief operations officer serving as an officer of the management committee of Alpine Communications, L.C.

The value of Breda's, Prairie Telephone's and Westside Independent's underlying investments in other ventures and in their other investments may also vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on Breda's, Prairie Telephone's or Westside Independent's right to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

Service Marks.

Breda filed an application to register the mark "W.I.N. Western Iowa Networks" with the United States Patent and Trademark Office, and Breda was notified in late February of 2001 that the Patent and Trademark Office had found no conflicting marks in its records regarding the mark. Breda accordingly began utilizing the mark and some related logos during the second quarter of 2001 on its trucks and other equipment. Breda also implemented an advertising campaign to create awareness of the mark and to promote its general business and services. Breda subsequently received notice from the Patent and Trademark Office that the official notice of publication of the mark took place on September 18, 2001.

Breda hopes the use of the mark and logos will create an integrated, unified marketing approach for all of the products and services of Breda and its subsidiaries and will increase awareness of those products and services. Breda does not believe the mark and logos have been in use long enough to determine whether they are fulfilling any of those purposes. Breda has not made any change in the scope or nature of its or any of its subsidiaries' business in connection with the adoption and use of the mark and logos.

Employees.

As of December 31, 2001, Breda had 31 full time employees. Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the chief operations officer and the chief financial officer of Breda.

Pacific Junction had 3 full-time employees prior to the closing of its telemarketing center on July 26, 2001. Given that closing, Pacific Junction did not have any employees as of December 31, 2001. Pacific Junction did not have collective bargaining or labor agreements with any of its employees.

Breda also utilizes part-time employees on an as needed basis. Prior to the closing of its telemarketing center on July 26, 2001, Pacific Junction utilized up to approximately 17 part time employees at a time, primarily for the purpose of making telemarketing calls.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the "DESCRIPTION OF BUSINESS" section of this annual report and financial statements and related notes included at the end of this annual report.

Breda's primary source of consolidated revenues is from the telephone services provided by Breda, Prairie Telephone and Westside Independent.

The operating revenues from telephone services are primarily derived from the following types of fees and charges:

o Breda, Prairie Telephone and Westside Independent receive flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2002, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

o Breda, Prairie Telephone and Westside Independent receive access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers. Access charge rates may be at a flat or fixed rate or may depend upon usage. Breda, Prairie Telephone and Westside Independent receive access charge revenues from long distance carriers (sometimes referred to in the telephone industry as "inter-exchange carriers" or "IXCs") for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charge revenues for originating and terminating long distance calls made by their subscribers. The FCC regulates the amount of the access charge rates that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The National Exchange Carrier Association ("NECA") has been delegated some authority by the FCC regarding the regulation of access charge rates, but all changes proposed by the National Exchange Carrier Association must be approved by the FCC. Access charge revenues constitute a substantial part of Breda's, Prairie Telephone's and Westside Independent's revenues, and a material risk to them arises from the regulation of access charge rates by the FCC. Breda anticipates continuing pressure for the lowering of access charge rates, so future reductions in access charge rates are likely.

     The access charge rate payable to telephone companies like Breda, Prairie Telephone and Westside Independent who utilize the "average schedule" basis for receiving access charge revenues is based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. Breda's total access charge revenues have been increasing in recent years, but Breda believes those increases are attributable to increased numbers of subscribers, increased calling patterns and technological advances. There is no assurance that those trends will continue, and it is in fact unlikely that there will be any further material increases in the number of subscribers without the acquisition of additional calling areas by Breda, Prairie Telephone or Westside Independent.

     As indicated above, Breda, Prairie Telephone and Westside Independent utilize the "average schedule" basis for receiving access charge revenues. This is the approach taken by most smaller telephone companies. Another approach currently available for receiving access charge revenues is the "cost" approach. Telephone companies make filings with the FCC which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs of a sample of telephone companies and certain other factors intended to take into account the size of the particular telephone company in question.

     On October 20, 2000, a comprehensive access charge rate reform and deregulation plan for non-price cap, incumbent local exchange carriers ("LECs") was submitted to the FCC by the Multi-Association Group ("MAG"). LECs include most of the small and mid-sized local exchange carriers that serve rural and insular areas in the U.S., such as Breda, Prairie Telephone and Westside Independent. MAG is a coalition of the National Rural Telecom Association, the National Telephone Cooperative Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies and the United States Telecom Association.

     One of the purposes of MAG was to formulate a comprehensive plan to settle major proceedings pending at the FCC and complete reforms required by the Telecommunications Act of 1996. In general terms, the MAG plan was designed to, among other things, modify interstate access charge rules and universal service support for non-price cap, incumbent LEC's.

     It was originally thought that the FCC would act on the MAG plan within a time frame such that whatever orders, rules or regulations were issued or promulgated by the FCC based on or in response to the MAG plan would have taken effect by July 1, 2001. The FCC did not, however, take any formal action on the MAG plan until October 11, 2001, when the FCC issued an order setting out rules which address some aspects of the MAG plan and also a notice of proposed rule making regarding other aspects of the MAG plan, in particular the incentive portions of the MAG plan.

     The full text of the FCC's order, which runs approximately 160 pages, is extremely complex, and Breda is still in the process of reviewing various industry analysts' interpretations of the order and otherwise considering the possible effects of the order on Breda's and its subsidiaries' business.

     The following discussion of the order is only a summary discussion, and is based substantially on the written summary of the FCC's order that was included in the November 9, 2001 No. 28 issue of a publication called "Industry Watch". The Industry Watch publication notes that its summary was adapted from the FCC's news release. In any event, the following ten paragraphs summarize some of the more significant portions of the FCC's order.

     The FCC order increases the Subscriber Line Charge ("SLC") caps to the levels paid by most subscribers nationwide. The residential and single-line business SLC cap increased to $5.00 on January 1, 2002, and may increase up to $6.00 on July 1, 2002, and $6.50 on July 1, 2003, subject to a cost review study for the SLC caps of price-cap carriers. The multi-line business SLC cap increased to $9.20 on January 1, 2002. Lifeline support will be increased in an amount equal to any SLC rate increases for low-income subscribers.

     The FCC order allows limited SLC deaveraging, which will give rate-of-return Local Exchange Carriers (including Breda) pricing flexibility. The SLC deaveraging method is consistent with the Rural Task Force's universal service support disaggregation scheme.

     The FCC order reforms the local switching and transport rate structure, and shifts the non-traffic-sensitive costs of local switch line ports to the common-line category; and reallocates the remaining costs contained in the Transport Interconnection Charge to other access rate elements. These measures are intended to align the rate structure more closely with the way in which costs are incurred and reduce per-minute switched access charges.

     The FCC order creates a new universal service support mechanism to convert implicit support in the rate structure to explicit support available to all Eligible Telecommunication Carriers ("ETC"). Specifically, Interstate Common Line Support will replace the carrier common line, which will be phased out as of July 1, 2003, when SLC caps reach their maximum levels. The new support mechanism is intended to ensure that changes in the rate structure do not affect the overall recovery of interstate access costs by rate of return carriers serving high-cost areas.

     The FCC order does not prescribe a single, target rate for per-minute access charges, either on an optional or a mandatory basis. The FCC order adopts reforms that will reduce per-minute charges for all rate of return carriers, while giving them the flexibility to establish rates based on their own costs in the areas they serve.

     The FCC order streamlines the rules for introduction of new access services by rate of return carriers.

     The FCC order terminates the proceeding on the represcription of the authorized rate of return, which was set at 11.25% in 1990.

     The FCC order does not adopt MAG proposals to impose new requirements on Interexchange Carriers; and concludes that the proposed requirements are unnecessary, inconsistent with the FCC's deregulatory approach, and would entail undue administrative costs and burdens.

     In a Further Notice of Proposed Rulemaking, the FCC asked for additional comments on the MAG incentive plan and how it might be modified to provide incentives for cost efficiency gains that will benefit consumers. The notice also requests further comment on the MAG's proposed changes to the "all-or-nothing rule," on additional pricing flexibility measures, and on the continued need for the Long Term Support mechanism in light of the reforms adopted in the Order.

     The FCC's release accompanying the order included the important policy statement that the actions taken by the FCC in the order largely completed the interstate access charge and universal service support reforms it initiated following the passage of the Telecommunications Act.

     As indicated above, Breda is still evaluating the FCC's order regarding the MAG plan. Breda currently believes, however, that the FCC's order on the MAG plan will not, at least in 2002, have any materially adverse effects on Breda's or its subsidiaries' revenues. This conclusion is subject to change, however, upon Breda's completion of its analysis of the FCC's order, and Breda has not yet reached any determination of the possible effects of the FCC's order on Breda's and its subsidiaries' revenues in future years.

o Breda, Prairie Telephone and Westside Independent receive revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability to offer many more custom calling features to their subscribers. Breda, Prairie Telephone and Westside Independent have marketed extended packages and custom calling features to their subscribers in the hope that they may increase subscriber usage of the available packages and features. Revenues from custom calling services are not, however, ever anticipated to be a major or material source of revenue.

o Breda, Prairie Telephone and Westside Independent receive fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent have been experiencing increased competition in this area over the past three years. The competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection. Other telephone companies have terminated their billing and collection agreements with AT & T. Breda's billing and collection agreements will be evaluated in the future for possible termination if Breda's own market share of long distance customers grows to a point where doing the billing and collection for larger carriers is no longer economically feasible.

Breda, Prairie Telephone, Westside Independent and BTC each generate revenues from providing internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. During 1999, there was an increase of approximately 65% in the combined internet customer base of Breda, Prairie Telephone, Westside Independent and BTC. BTC itself experienced an increase of approximately 68% in its internet customer base in 1999.

The increase in the combined internet customer base of the companies in 2000 was only 39.7%, however, even though BTC itself experienced a 55.7% increase in its customer base during 2000. The increase in the combined internet customer base of the companies in 2001 further slowed to 7.0%, with BTC's increase being 6.4%.

Future increases in BTC's internet customer base will likely continue to be lower because BTC's current customer base is limited to Carroll, Iowa and the surrounding communities. Also, Breda is experiencing price-point competition in three of the communities where it provides Internet services. Breda also believes that Breda, Prairie Telephone, Westside Independent and BTC will continue to face ever increasing competition in providing internet services through, among possibly other things, the increased provision of internet access and services through cable; technological advances that may allow cable access and services to be provided through new methods; and mergers and consolidations within the telecommunications industry which may create new competitors with expanded resources and the ability to provide expanded services. Similar percentage increases in the internet customer base of the companies in the future are therefore not anticipated.

The following matters also need to be kept in mind when considering the telephone and other services provided by Breda, Prairie Telephone and Westside
Independent:

o Breda, Prairie Telephone and Westside Independent are all subject to regulation by the IUB. They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations.

     As indicated, the IUB regulates or has the authority to regulate many aspects of Breda's, Prairie Telephone's and Westside Independent's telephone businesses. The material areas of regulation by the IUB are described in the following paragraphs.

     Breda, Prairie Telephone and Westside Independent are treated as "service regulated" telephone companies by the IUB, which means that they must comply with the IUB's rules and regulations regarding the quality of the services and facilities provided to subscribers. The regulations establish minimum standards of quality for the services and facilities provided by Breda, Prairie Telephone and Westside Independent. Their existing services and facilities meet those standards. The regulations also require them to maintain and repair their existing facilities as necessary in order to continue to meet at least those minimum standards. The regulations also establish time frames within which Breda, Prairie Telephone and Westside Independent must respond to requests for services from their subscribers. The regulations can be amended to increase the minimum standards or to require that additional services be made available to subscribers. Past amendments have not, however, caused any material difficulties for Breda, Prairie Telephone or Westside Independent.

     The IUB must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the IUB in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be. Although they do not anticipate material difficulties in the event of any proposed expansion, there is no assurance that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the IUB. (FCC approval for any proposed expansion will also be necessary, as discussed below.)

     The IUB has designated Breda, Prairie Telephone and Westside Independent as "eligible telecommunications carriers." This designation allows them to receive the universal services funding component of the support payment funding program administered by the FCC. Breda, Prairie Telephone and Westside Independent were able to obtain the designation because they are rural telephone providers. Although not anticipated to occur, their designation as an eligible telecommunications carrier could be lost if they fail to provide the services supported by the universal services program, and the loss of the designation would result in them no longer being able to receive universal services funding. Those services are, however, currently only the basic local telephone services provided by Breda, Prairie Telephone and Westside Independent. This designation therefore does not materially affect the operation of their businesses, and the designation was obtained solely because it was necessary in order to be eligible to receive universal services funding. Breda, Prairie Telephone and Westside Independent received, in the aggregate, approximately $79,680 in universal services funding in 1999, $85,223 in 2000 and $90,695 in 2001. Breda anticipates receiving universal services funding in 2002 in an amount comparable to that received in 2001.

o Breda, Prairie Telephone and Westside Independent are currently treated as rural telephone companies under the Telecommunications Act of 1996, which generally means that they may be exempted from some of the duties imposed on other telephone companies that might make it easier for potential competitors to compete with those companies. The IUB may withhold this exemption, however, if it finds that a request by a potential competitor for interconnection with Breda's, Prairie Telephone's or Westside Independent's networks is not unduly economically burdensome, is not technically unfeasible, and would not affect the provision of universal service. It is not possible to accurately predict whether a competitor will ever request interconnection or whether the request would be granted by the IUB. If a request is made and the IUB withholds this exemption, however, Breda, Prairie Telephone and Westside Independent would face competition in providing telephone services that they have not faced in the past.

o Breda, Prairie Telephone and Westside Independent are also subject to regulation by the FCC. The material areas of regulation by the FCC are described in the following paragraphs.

     As discussed above, the FCC (along with NECA) regulates the amount of access charge rates that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The regulation of access charge rates by the FCC is an area of material concern to Breda, Prairie Telephone and Westside Independent, and is discussed above.

     The FCC must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the FCC in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be, and the antitrust implications of the expansion. Although they do not anticipate any material difficulties in the event of any proposed expansion, there is no guarantee that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the FCC.

     The FCC regulates the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent. The FCC does so primarily by targeting how the support payment funding received from NECA and the Universal Service Administrative Company will be allocated among the various possible recipients of the funding. The allocation may vary from year to year depending on the FCC's determination. It is not possible to accurately predict how the FCC will allocate the support payment funding in any year, but the amount of support payment funding received by Breda, Prairie Telephone and Westside Independent will vary from year to year. For example, Breda, Prairie Telephone, and Westside Independent received, in the aggregate, $404,136 in support payment funding in 1999, $410,279 in 2000, and $416,075 in 2001. Those amounts include the amount of the universal services funding component which is listed in the above discussion regarding the IUB.

Breda's other primary source of consolidated revenue is generated from Tele-Services' cable business. Tele-Services' operating revenues arise primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. The FCC now allows satellite dish providers to provide local channels, which will have an adverse effect on Tele-Services, given that its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish providers, or other providers as changes in the telecommunications and cable industry occur, with equal or greater advantages than Tele-Services can offer to its subscribers, which could obviously have an adverse effect on Tele-Services' business. As indicated, changes in the telecommunications and cable industry are continually occurring, and technological advances may provide Tele-Services subscribers with other options. For example, Iowa Network Services is beginning to offer cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2005. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future. Breda currently believes, however, that the cable services provided by Tele-Services will continue to be desirable in the areas served by Tele-Services for at least those subscribers who desire a lower priced product that allows local channel options.

Tele-Services has worked on consolidating its head-end equipment with the goal being that the equipment will then be able to serve two or more communities, instead of just one community as is currently the case. It is hoped that this consolidation will reduce Tele-Services' maintenance costs for that equipment.

Another difficulty being faced by Tele-Services at the time of the preparation of this annual report was the continuing trend of the companies which provide programming licensing to cable services providers to require the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it can stay competitive and continue to be able to obtain programming licenses.

The cost of those upgrades in 2002, and of any continuing or further head-end equipment consolidation, are estimated to be less than $200,000.

As noted above in this annual report, Tele-Services provides cable services to the various towns pursuant to franchises or agreements with each of those towns. Tele-Services does not anticipate that any of those franchises or agreements will be terminated before their normal expiration dates. Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire, but no assurance can be given that any franchise or agreement with any town can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes. This would create difficulties for Tele-Services in properly serving its subscribers and providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change its cable services rates for those towns, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there can be no guarantee that future proposed increases can be implemented in any or all of the towns.

As discussed above in this annual report, uncertainties continue to exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Tele-Services.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not currently affect rates or expansions of service areas.

In the past, revenues were also generated from the telemarketing activities of Pacific Junction. Those activities also provided a source of access charges revenue for Breda through the telemarketing calls made by Pacific Junction. As noted above in this annual report, however, Pacific Junction's telemarketing center was closed on July 26, 2001, and Breda believes it is very unlikely that Pacific Junction's telemarketing center will ever be reopened.

Other revenues sometimes arise from the investments in various cellular limited partnerships, as discussed above in this annual report. Other miscellaneous sources of revenue are also discussed in the financial statements found at the end of this annual report.

The following table reflects, on a consolidated basis for Breda and its subsidiaries, the approximate percentage of revenue derived from Breda's and its subsidiaries' various businesses and investments as of the close of the past two fiscal years:

                                                       2000             2001
                                                      ------           ------

                Local Exchange Carrier(1)               67.4%            67.3%
                Broadcast(2)                            17.3%            17.0%
                Internet Service Provider(3)            10.7%            12.9%
                Other (4)                                4.6%             2.8%
                                                      ------           ------

                     Total                               100%             100%

     (1) Includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone and Westside Independent for basic local telephone services, (ii) universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers, (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, and (iv) monthly cellular commissions, advertising fees and miscellaneous revenues.
     (2)  Includes monthly fees charged for basic and premium cable services.
     (3)  Includes monthly fees charged for internet services.
     (4) Includes revenues from telemarketing services. Pacific Junction's telemarketing operations were, however, discontinued on July 26, 2001.

Twelve-months ended December 31, 2001 Compared to Twelve-months ended December 31, 2000.

There was a decrease in total operating revenues for the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000, of $167,910, or 2.8%. The segments making up total operating revenue are: local exchange carrier services, broadcast services, Internet services and other services revenue.

Local exchange carrier services revenue decreased $123,157, or 3.0%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December

31, 2000. The components making up local exchange carrier services revenue are local network services, network access services, billing and collection services and miscellaneous income. Those four components are discussed in the following four paragraphs.

Local network services revenue increased $10,603, or 1.9%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. This increase resulted from a small increase in the overall custom calling feature revenues.

Network access revenue decreased $78,751, or 3.1%, when comparing the twelve-month period ended December 31, 2001, to the twelve-month period ended December 31, 2000. This decrease was due primarily to two factors. One was the reduction of access revenue for the months August through December 2001, which resulted from the closing of Pacific Junction's telemarketing center on July 26, 2001. The other factor was the one-time write-off of Qwest's underpayment of access charges to Breda, Prairie Telephone and Westside Independent. Pacific Junction's telemarketing calls had generated an average of approximately $4,400 per month in access revenues for Breda in 2001 through July 2001. As discussed elsewhere in this annual report, Breda does not believe that Pacific Junction's telemarketing center will ever be reopened, so no future access revenues will be generated from Pacific Junction's telemarketing calls. The amount written off by Breda and its subsidiaries as of December 31, 2001 with respect to Qwest's underpayment of access charges was $67,671. Qwest filed a Petition for Declaratory Order on May 19, 2000, with the Iowa Utilities Board with respect to adjustments Qwest had made related to wireless originated minutes on the access bills of the Iowa Network Services participating companies in Iowa. The Iowa Utilities Board ruled in the favor of Qwest, but appeals are now pending with the Iowa Utilities Board from rural Iowa independent telephone associations. While the legal process is not yet final, Breda believes it is likely that Breda and its subsidiaries will continue to experience lower access rate reimbursement on wireless originating minutes.

Billing and collection service revenue is a function of the amount of billing and collection services provided by Breda to other carriers such as AT&T. The billing and collection services revenues decreased $28,092, or 30.9%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The decrease is attributable to the fact that carriers, such as AT&T, are performing more of their own billing and collection services.

Miscellaneous revenue decreased $26,917, or 3.0%, for the twelve-month period ended December 31, 2001, when compared with the twelve-month period ended December 31, 2000. The decrease in miscellaneous revenue resulted primarily from decreased cellular service commissions and cellular accessories revenue for the three months ended December 31, 2001. Cellular sales decreased significantly compared to the prior year due to the economic slowdown that occurred after the terrorist attacks on September 11, 2001. Breda opened a retail outlet in Carroll, Iowa in early April 2000, which has significantly expanded its market penetration in the cellular services arena. There was no comparable revenue stream from the retail store for the first three months of the twelve-month period ended December 31, 2000.

Broadcast services revenue decreased $48,093, or 4.6%, when comparing the twelve-month period ended December 31, 2001, to the twelve-month period ended December 31, 2000. This decrease was directly attributable to a 3.9% decrease in the customer base when comparing the two twelve-month periods. Breda believes the decrease in the customer base resulted from competition from satellite dish providers and the declining population bases in the small rural communities served by Tele-Services.

There was an increase in Internet services revenue for the twelve-month period ended December 31, 2001, when compared to the twelve month period ended December 31, 2000, of $113,804, or 17.6%. This increase was due to a 7.0% increase in the customer base when comparing the two twelve-month periods. Breda reduced its pricing of Internet services, and bundled Internet services with its long distance services, in August 2001 in order to attempt to compete at a lower price point for Internet services. As is discussed elsewhere in this annual report, in October 2001, Breda switched to a new underlying Internet service provider and help desk provider in order to attempt to allow Breda to further reduce costs. While Breda has lost Internet customers because of competition, Breda's overall Internet operations have continued to grow.

Telemarketing services revenue is reported as other revenue, and it decreased $110,464, or 39.9%, when comparing the twelve-month period ended December 31, 2001, to the twelve month period December 31, 2000. The decrease is attributable to the decrease in the volume of telemarketing calls made by Pacific Junction prior to July 26, 2001, and to the fact that Pacific Junction's telemarketing center was closed on July 26, 2001. Breda believes it is very unlikely that the telemarketing center will ever be reopened.

There was an increase in total operating expenses of $115,168, or 2.2%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The components making up operating expenses are cost of services, depreciation and amortization, and selling, general and administration expenditures. Those components are discussed in the following paragraphs.

Cost of services expenses increased $40,890, or 1.8%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The components making up cost of services are plant specific operations, plant non-specific operations, programming, and Internet costs. Those components are discussed in the following four paragraphs.

There was a decrease of $80,001, or 5.1%, in plant specific operations expense when comparing the twelve-month period ended December 31, 2001, to the twelve-month  period  ended  December  31, 2000.  This  decrease  was  primarily attributable to decreased cellular operating expense for such items as inventory, personnel costs, and other expense which had been generated in the twelve-month period ended December 31, 2000 for the start-up of Breda's retail outlet. Repairs for central office equipment also decreased for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000.

Plant nonspecific operations expense increased $19,094, or 20.4%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The increase is mainly accounted for by rate and volume increases in utilities and postage.

There was an increase of $29,232, or 9.8%, in programming expense for cable TV services when comparing the twelve-month period ended December 31, 2001, with the twelve-month period ended December 31, 2000. The increase resulted from increases in programming fees.

Internet costs increased by $72,565, or 27.1%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The increase is directly attributable to the additional costs of providing Internet services to the increased customer base. The additional costs include rental of additional fiber lines, help desk and customer services fees from the underlying Internet service provider, and internal costs to provide customer service and billing service to the additional customers. As noted previously, Breda has taken some steps to attempt to reduce its costs to provide Internet service.

Depreciation and amortization expense increased $27,763, or 2.5%, for the twelve-month period ended December 31, 2001, when compared to the twelve month period ended December 31, 2000. The increase reflects increased depreciation rates on depreciable equipment associated with new technology services, and the proportionate net overall depreciation of capital improvements made during the year 2001. Boring equipment, vehicles, and underground plant/sonnet ring were also purchased and put into operation during the twelve-month period ended December 31, 2001, which increased the depreciation expense.

Selling, general and administration expenses increased $46,515, or 2.5%, for the twelve-month period ended December 31, 2001, when compared to the twelve month period ended December 31, 2000. The customer operations component decreased $40,965, or 5.4%, when comparing these two twelve-month time periods, and mainly resulted from decreased labor and benefit costs. A vacant supervisory position was filled in this department in August 2001. Breda received a 13.0% increase in its health plan premiums for the year 2001. The corporate operations component increased $95,694, or 10.2%, during the twelve-month period ended December 31, 2001 when compared to the twelve-month period ended December 31, 2000. The increase was not attributable to any one item but rather included wage and benefit increases, management bonuses, consulting services for special projects and acquisition opportunities, continued SEC filing expenditures, advertising and promotions for the new mark and logo adopted by Breda, and increased expenditures for national meetings and educational seminars attended by board members and management. General taxes paid by Breda decreased $8,214, or 5.1%, for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000, and resulted from decreased tax rates levied by the taxing authorities in the various counties.

The net result of the operating services revenue and operating expenses was a decrease of $283,078, or 33.1%, in operating income for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000.

Other income (expense) decreased $4,806,596, or 84.7%, during the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The decrease is attributable to the fact that there was no transaction during 2001 to correspond to the $5,018,714 gain which arose from the sale of a cellular investment during the twelve-month period ended December 31, 2000. Interest and dividend income decreased $116,524, or 25.3%, for the twelve-month period ended December 31, 2001 when compared to the twelve-month period ended December 31, 2000. Interest expense also decreased by $266,830, or 63.1%, when comparing the same twelve-month periods. While the decrease in interest and dividend income also decreased other income, the decrease in interest expense resulted in an increase in other income. Both the decrease in interest and dividend income and the decrease in interest expense resulted from Breda, Prairie Telephone and Tele-Services paying back $4,999,052 in long term debt to the Rural Telephone Finance Cooperative during the twelve-month period ended December 31, 2000. Investments were redeemed to pay approximately $2,100,000 of this $4,999,052 debt, which resulted in less investment revenue being generated for the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The $4,999,052 reduction in variable rate long-term debt also had the effect of reducing Breda's interest expense by a significant amount. Breda's interest income was also less in 2001 because of the significantly lower interest rates received on its investments during that time period as compared to the year 2000.

Income from cellular investments decreased $60,736, or 9.0%, during the twelve-month period ended December 31, 2001, when compared to the twelve-month period ended December 31, 2000. The decrease is attributable to the fact that three cellular investment distributions totaling $674,204 were received during the twelve months ended December 31, 2000, while only $613,468 of cellular investment distributions were received during the twelve months ended December 31, 2001. A non-cellular investment distribution of $44,209 was received from the Alpine investment during the twelve-month period ended December 31, 2001, as compared to a $23,508 distribution for the twelve-month period ended December 31, 2000. The loss on the sale of investments decreased by $65,352 for the twelve-month period ended December 31, 2001. As noted previously in this discussion, investments were redeemed during the twelve-month period ended December 31, 2000 to pay off approximately $2,100,000 of RTFC long-term debt. Other items increased $36,495 for the twelve-month period ended December 31, 2001, when compared to the twelve month period ended December 31, 2000, and reflects income received from the sale of equipment and other miscellaneous income.

Income taxes decreased $2,038,941 for the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000. The decrease resulted primarily from the fact that there was no transaction in the twelve months ended December 31, 2001 to correspond to the $5,018,714 taxable gain on the sale of a cellular investment that occurred during the twelve-month period ended December 31, 2000.

Net income decreased $3,050,733, or 76.5%, for the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000. The decrease was primarily attributable to Breda having a net after tax reportable gain of approximately $3,066,434 from the sale of a cellular investment in the twelve-month period ended December 31, 2000, but no similar transaction during the twelve-month period ended December 31, 2000.

Liquidity and Capital Resources at Twelve Months Ended December 31, 2001.

Breda's net working capital was a positive $2,664,323 at December 31, 2001. This represents an increase of $889,545 in net working capital from year-end 2000. Breda had an increase of $727,002 in current assets during the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000. The increase resulted from a $692,838 increase in cash and cash equivalents, and a $366,329 increase in temporary investments. These funds are being held for the possible redemption of additional shares of stock in Breda during the normal course of business, and for the payment of the construction of Breda's new corporate headquarters, which is scheduled for completion by late third quarter 2002. While inventories increased $970, and other current assets increased $94,882, those items were offset by a $167,090 decrease in accounts receivable and a $285,185 decrease in prepaid income taxes. The increase in other current assets of $94,882 reflects the prepayment of quarterly employee benefit premiums. There was not a corresponding prepayment amount at year end 2000. The decrease in accounts receivable is attributable to the receipt of National Exchange Carrier Association reimbursements and the write-off of the Qwest access underpayments as described earlier in this annual report. The $285,185 decrease in prepaid income taxes is attributable to the reduced estimated taxable income for the calendar year 2001. The taxable income for 2001 was decreased because there was no gain on the sale of a cellular investment during the twelve-month period ended December 31, 2001, to correspond to the $5,018,714 gain on the sale of a cellular investment which occurred during the twelve-month period ended December 31, 2000.

Noncurrent assets, which mainly consist of longer-term investments, decreased $187,275 during the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000. On May 2, 2001, Prairie Telephone entered into a contractual agreement to advance $500,000 to Desktop Media, L.L.C. This transaction is shown as a Note Receivable for $451,502 at December 31, 2001, and for which there is no corresponding amount at December 31, 2000. The remaining $48,498 is reported as a 10% equity interest in Desktop Media, L.L.C. and is included in other investments. A corresponding $394,427 decrease in long-term investments and a $260,280 decrease in other investments offset this Desktop Media, L.L.C. transaction. The remainder of the overall decrease in noncurrent assets was caused by the amortization of intangibles and an increase in deferred income taxes.

Breda's net working capital was a positive $2,664,323 at December 31, 2001, as compared to $1,774,778 at December 31, 2000. The $889,545 increase in working capital between the two time periods resulted mainly from the $164,557 decrease in accounts payable and the net increase in current assets as explained above. The accounts payable decrease between the twelve-month period ended December 31, 2001 and the twelve months ended December 31, 2000 resulted primarily because of a $116,794 plant under construction payable on December 31, 2000, which was paid before December 31, 2001, and the $31,070 reduction in the amount due to the National Exchange Carrier Association because of payments made during the twelve months ended December 31, 2001.

Common stock had a net increase of $284,815 during the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000. This increase resulted primarily from two items. One was the $23 per share increase in outstanding shares value on May 16, 2001, and the other was a decrease in the number of outstanding shares through the redemption of 2,216 shares of common stock by Breda during the twelve-month period ended December 31, 2001. The decrease in retained earnings during the twelve-month period ended December 31, 2001, when compared to the twelve months ended December 31, 2000, is the net effect of the stated value stock adjustment of $851,483, the dividends paid in 2001 of $111,087, and the year-to-date net income as of December 31, 2001.

Other.

Breda's primary ongoing capital investment activity will currently continue to be additions to property, plant and equipment. Capital expenditures for 2000 and 2001 were, respectively, $726,922 and $624,270, and are currently expected to be approximately $1,341,490 in 2002.

Breda anticipates that substantial expenditures will need to be made for software upgrades that will be necessary in order for Breda, Prairie Telephone and Westside Independent to become compliant with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"). CALEA was passed in 1994 in response to rapid advances in telecommunications technology, such as the implementation of digital technology and wireless services, that have threatened the ability of law enforcement officials to conduct authorized electronic surveillance. CALEA requires telecommunications carriers to modify their equipment, facilities, and services to ensure that they are able to comply with authorized electronic surveillance. The modifications were originally required to be completed by October 25, 1998, but in accord with an extension granted by the FCC, were generally to be completed by June 30, 2001. Industry associations requested that the FCC extend the June 30, 2001 deadline for wireline carrier compliance with CALEA until September 30, 2001. For the wireline, cellular, and broadband personal communications services carriers, implementation of a packet-mode capability and six Department of Justice/Federal Bureau of Investigation "punch list" capabilities were originally required to be completed by September 30, 2001. Industry associations, on behalf of their members, had requested a blanket extension from the FCC of the CALEA punchlist compliance deadline of September 30, 2001. The industry associations argued that since the FBI has not yet completed buy-out agreements with all manufacturers to pay for CALEA capability software and because the FCC had not begun any proceedings relating to the four-punchlist capabilities recently vacated and remanded by the D.C. Court of Appeals, most carriers would not be able to comply with the September 30, 2001 deadline.

Breda also took action on its own behalf regarding its CALEA compliance by filing a Petition for Extension with the FCC on June 30, 2001 , asking for a two-year extension of the CALEA section 103 capability requirements. The extension was referred to as a section 107c extension. Breda's petition included a Flexible Deployment Guide, which provided the FBI with specific information about Breda's switch, the deployed generic, the date the switch will be CALEA compliant and the number of law enforcement interceptions Breda has had over the last four years. The FBI made a recommendation to the FCC which supported Breda's petition, and the

FCC has granted  Breda an extension  for  complying  with the CALEA  section 103
requirements   until  June  30,  2002.  Breda  anticipates   seeking  additional
extensions.

In August of 2001, the FBI released additional CALEA requirements for packet-mode communications, which include services such as DSL and ISDN. On September 28, 2001, the FCC released an order which sets out procedures for companies to supplement their CALEA section 107c petitions to include packet-mode communications. The supplemental section 107c petitions needed to be filed with the FCC by November 19, 2001. Breda was in compliance with the packet-mode requirements as of November 19, 2001. Given the recent conversion to Desktop Media, L.L.C. as its internet service provider, however, Breda is investigating any additional action that may be necessary on its part in order to maintain its adherence to the packet-mode requirements.

Given the terrorist events of September 11, 2001, and the new focus on national security, however, Breda also anticipates that the FBI and the FCC will push for nationwide CALEA compliance as early as possible.

Breda anticipates that the cost to upgrade Breda's, Prairie Telephone's and Westside Independent's software to become compliant with CALEA may be as much as $950,000.

As of December 31, 2001, Breda had approximately $2,038,990 outstanding on its one remaining loan from the Rural Telephone Finance Cooperative. The interest rate on the loan was fixed on July 17, 1998, at 7.35% per annum. Prior to that date, the loan had a variable interest rate. The loan has a fifteen year term that matures in September, 2013. Breda and Prairie Telephone also have lines of credit available from the Rural Telephone Finance Cooperative in the amounts of, respectively, $1,500,000 and $500,000. Those lines of credit will expire on, respectively, December 1, 2005 and November 30, 2005. No amounts were outstanding under either of those lines of credit on December 31, 2001.

Breda also plans to continue to consider expanding its core business of providing telephone services by looking at any opportunities which may arise to acquire additional telephone lines. There are no assurances, however, that any such opportunities will ever arise or that any such opportunities which do arise will fit into Breda's strategic plan. For example, Breda submitted a bid to acquire two independent telephone exchanges in September, 2001, but Breda was notified on November 7, 2001 that it was not the successful bidder for either of those exchanges.

Breda, Prairie Telephone and Westside Independent currently have no definite plans to provide any material additional or improved services to their subscribers. This determination may change quickly, however, given the rapidly changing technology in the telecommunications and cable industries.

Breda and Prairie Telephone have previously purchased spectrum for providing personal communications services in the Breda, Lidderdale and Yale telephone exchange areas. Prairie Telephone has also become a member in Guthrie Group, L.L.C., which is a limited liability company which has purchased spectrum for providing personal communications services in some areas in Guthrie County, Iowa. Breda has also become a member in Carroll County

Wireless, L.L.C., which is a limited liability company which has purchased spectrum for providing personal communications services in Carroll County, Iowa. Breda has transferred its personal communications services licenses for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C.

Personal communications services is a relatively new area in the telecommunications industry and includes wireless voice and data communication. Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and, as indicated above, Breda has transferred the personal communications services licenses it had acquired for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. Breda itself may therefore never directly offer personal communications services. Breda and Prairie Telephone do not, in any event, contemplate offering any personal communications services for at least 1 to 3 years, primarily because those services must first be available in surrounding areas before Breda and Prairie Telephone can provide those services. Guthrie Group, L.L.C. and Carroll County Wireless, L.L.C. do not contemplate offering personal communications services for at least 1 to 3 years, for the same reasons. Breda estimates that it will take at least 1 to 3 years for the surrounding areas to build out their personal communications systems to the point where Breda, Prairie Telephone, Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. could connect to those systems.

Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. The spectrum they do own is also limited to 10 MHz. As noted above, Breda has transferred the personal communications services licenses it had acquired for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. There is also no assurance that Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. will ever be able to acquire any additional spectrum. Also, Breda, Prairie Telephone, Westside Independent, Guthrie Group, L.L.C. and Carroll
County Wireless, L.L.C. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to personal communications services.

The area of personal communications services is therefore an uncertain area for Breda, Prairie Telephone and Westside Independent.

Personal communications services are competitive with telephone and cellular services. Breda does not believe, however, that investments in personal communications services or in ventures which may be involved in personal communications services are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes positioning itself to be able to offer personal communications services or investing in other ventures which may offer personal communications services are methods of attempting to diversify across the various telecommunications methods which are available today or may become important in the future.

There are no current plans to expand the cable services areas of, or the cable services provided by, Tele-Services.

During the month of July 2001, Breda and its subsidiaries offering Internet services converted feasible service areas to a virtual internet service product. This conversion allowed Breda to brand its Internet services as its own even though the underlying service provider had not changed. Breda reduced its pricing of Internet services and bundled Internet services with its long distance services in August of 2001 in order to attempt to compete at a lower price point for Internet services. On October 31, 2001, Breda converted its Internet customers on the virtual Internet service product to a new underlying Internet service provider, Desktop Media, L.L.C. As noted in the following paragraphs, Prairie Telephone is a part owner of Desktop Media, L.L.C. Breda hopes that these changes will allow Breda to compete more effectively in the Internet services market through the generation of cost savings in transport costs and help desk costs.

On May 2, 2001, a new company called Desktop Media, L.L.C. was formed by a corporation named Desktop Media, Prairie Telephone and two other telephone companies. Desktop Media, L.L.C. is a Minnesota limited liability company. Under agreements signed in connection with the formation of Desktop Media, L.L.C., Prairie Telephone became a 10% owner of Desktop Media, L.L.C.

Desktop Media, L.L.C. provides both dial-up and high-speed Internet access in south central Minnesota. Desktop Media, L.L.C. is a full-scale internet service provider, which also sells computer hardware and related services. Desktop
Media, L.L.C. has filed applications to provide traditional telephone services as a competitive local exchange carrier. The overall business plan is based upon Desktop Media L.L.C. providing data local exchange carrier services. Desktop Media, L.L.C. has contracted to provide internet service provider support services to Prairie Telephone and the other two telephone companies who have invested in Desktop Media, L.L.C.

Under the agreements, Prairie Telephone has advanced Desktop Media, L.L.C. $500,000 under a promissory note dated May 2, 2001. No interest or principal payments are required during the first year of the promissory note. In the second year of the promissory note, Desktop Media, L.L.C. will be required to pay interest only, which will include all interest deferred during the first year and interest accruing during the second year. On the first day of the 25th month following May 2, 2001, a principal payment of $12,000 plus interest will be due by Desktop Media, L.L.C. with a similar installment payment due on the first day of each month thereafter until the entire principal and interest accruing under the promissory note has been paid in full. Desktop Media, L.L.C. has the option of prepaying all or any part of the principal balance, or accrued interest, at any time without penalty.

The promissory note has been guaranteed by the manager of Desktop Media, L.L.C. The manager of Desktop Media, L.L.C. has also guaranteed the loans made by the other two telephone companies who have invested in Desktop Media, L.L.C. There is also a management agreement between the manager and Desktop Media, L.L.C.

There is no assurance that Desktop Media, L.L.C. will perform according to its business plan, and there is therefore no assurance that Prairie Telephone will ever receive any debt repayments or returns or other value from its investment in Desktop Media, L.L.C. One of the intended purposes of Prairie Telephone's relationship with Desktop Media, L.L.C. is to try to lower Breda's and its subsidiaries' costs of providing Internet services in order to allow Breda to compete at a lower price point for Internet services.

Breda is constructing a new corporate office building on land owned by Breda which is adjacent to Breda's central office building in Breda, Iowa. The central office building houses Breda's switch. The new site for the corporate office building is approximately two blocks away from the present site. The construction of the new corporate office building is currently anticipated to be completed in October of 2002, with an estimated total cost for the project not to exceed $500,000. The new corporate office building will have approximately 7,680 square feet, and will be utilized by Breda, Prairie Telephone and Tele-Services.

Breda's corporate offices are currently located at 103 East Main, Breda, Iowa, and those offices are leased by Breda and Prairie Telephone from Tele-Services. Tele-Services entered into a real estate contract on September 12, 2001 to sell this property. The total sales price was $200,000, which will be paid in six installments, with the final installment due on October 15, 2006. The property is being sold because, as indicated, Breda has determined to build a new corporate office building on land owned by Breda which is adjacent to Breda's central office building in Breda, Iowa. Breda and Prairie Telephone will continue to lease the existing corporate office building from Tele-Services until the construction of the new building has been completed.

Given that Pacific Junction's telemarketing business was discontinued on July 26, 2001, the lease for Pacific Junction's offices at 120 Main, Breda, Iowa was not continued beyond its April 1, 2002 scheduled termination date.

BTC owns the real estate and building located at 526 N. Carroll Street, Carroll, Iowa. The building houses some equipment used by BTC in providing internet access. A major portion of the building is leased by Breda and is used as a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. BTC entered into a lease agreement on November 1, 2001 for approximately 886 square feet of space in the building adjoining its Carroll location. The original term of the lease expires on April 30, 2003.

Breda and its subsidiaries have and will continue to incur capital expenditures in connection with upgrading their telephone, cable and other equipment and systems.

As an example, Breda upgraded its and its subsidiaries' financial system software in the third quarter of 2001. Breda needed to upgrade the software in order to be able to continue to receive support for the software from the provider of the software. Breda also contemplates converting the financial software utilized by Westside Independent to the same financial system software now utilized by Breda and its other subsidiaries in either the second or third quarter of 2002. The costs of the upgrades and conversions will not be material to Breda.

Breda believes that its present cash position, along with its anticipated normal operating revenues in 2002, will generate sufficient working capital in 2002 for Breda and its subsidiaries to meet their current operating needs and maintain historical fixed asset addition levels.

                             DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

                     Name                  Age                Position(s)
                     ----                  ---                -----------

                Dean Schettler              49                President and
                                                              Director

                Clifford Neumayer           53                Vice-President and
                                                              Director

                Larry Daniel                59                Secretary and
                                                              Director

                Dave Grabner                53                Treasurer and
                                                              Director

                Roger Nieland               66                Director

                John Wenck                  63                Director

                Charles Thatcher            50                Director

Dean Schettler has been a director of Breda since April, 1997, and the President of Breda since April, 1998. His current term as a director will end at the annual meeting of Breda's shareholders which is held in 2003. He has also been a director of each of Breda's subsidiaries since April, 1997, and the President of each of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Clifford Neumayer has been the Vice-President and a director of Breda since April, 1996. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2002. He has also held each of those positions with each of Breda's subsidiaries since April, 1996. Mr. Neumayer has been self employed as a farmer since 1970.

Larry Daniel has been the Secretary and a director of Breda since April, 1995. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2004. He has also held each of those positions with each of Breda's subsidiaries since April, 1995. Mr. Daniel is a self-employed farmer, and has been for at least the last five years.

Dave Grabner has been a director of Breda since April, 1999, and the Treasurer of Breda since May, 2001. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2002. He has also served as a director of each of Breda's subsidiaries since April, 1999, and as the Treasurer of each of Breda's subsidiaries since May, 2001. Mr. Grabner is currently self employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer.

Roger Nieland has been a director of Breda since May, 2000. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck is currently self employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director will end at the annual shareholders meeting which is held in 2004. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 17 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen. Officers may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees are making, and will continue to make, a significant contribution to its business. Those employees are as follows:

                      Name                    Age            Position
                      ----                    ---            --------

            Robert J. Boeckman                41             Chief Operations
                                                             Officer

            Jane A. Morlok                    48             Chief Financial
                                                             Officer

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer.

Ms. Morlok became the chief financial officer of Breda on March 30, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 35,025 shares of its common stock issued and outstanding as of December 31, 2001. Those shares were held by approximately 595 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Amended and Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

o entities which have their principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries also cannot buy common stock of Breda unless they also otherwise meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through issuance of the shares by Breda.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda, unless:

o    the shareholder already exceeded that percentage on February 28, 1995, or

o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination in March, April or May of each year, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price determined in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda's book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took that action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed it was appropriate to make a new determination of the issuance price and redemption price at that time given the sale of Breda's direct broadcast satellite operation. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, however, and was therefore not included in the 1998 year-end financial statements utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The $180 amount was determined based upon Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the next annual shareholders meeting.

The board of directors determined to depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors returned to its historical practices at its meeting on March 12, 2001, at which meeting the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $258 per share. The $258 per share amount was determined based upon Breda's 2000 audited financial statements. The $258 per share price was announced and became effective at the May 16, 2001 annual meeting of the shareholders.

The board of directors currently intends to continue to otherwise address this issue on an annual basis consistent with the above described historical practices of the board of directors, except that the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are material or significant events. Accordingly, it is presently contemplated that the board of directors will establish a new issuance price and redemption price effective at the 2002 annual meeting of the shareholders, and that the price will be set at approximately 75% of the book value of Breda as of December 31, 2001. Breda estimates that the issuance price and redemption price that will be set at the 2002 annual meeting of the shareholders will be approximately $280.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to $258 per share pursuant to the May, 2001 action of the board of directors as described above. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

o The referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries' normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders, but there are no current plans to arrange any other auctions in the future. Breda also maintains a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling) even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. In this case, the shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda during the period of December 31, 1998 through December 31, 1999, except that in November, 1999, Breda did effectuate a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was the then current $149 per share price as established by the board of directors pursuant to the procedures which are discussed above in this section of this annual report. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

Over the period of January 1, 2000 through December 31, 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

Over the period of January 1, 2001 through June 30, 2001, Breda redeemed two hundred twenty shares of its common stock from two different shareholders, at a purchase price of $235 per share. During the quarter ended June 30, 2001, Breda redeemed one thousand one hundred four shares of its common stock from five different shareholders, at a purchase price of $258 per share. Over the period of July 1, 2001 through December 31, 2001, Breda redeemed eight hundred ninety-two shares of its common stock from nineteen different shareholders, at a purchase price of $258 per share.

Breda has redeemed a total of two hundred eighty-seven shares of its common stock over the period of January 1, 2002 through April 9, 2002, from seven different shareholders, at a purchase price of $258 per share.

There may have been transfers among the shareholders of Breda during the above periods for which Breda did not exercise its right of first refusal. Some of those transfers are noted below.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a period of ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of at least one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule 144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder's ability to sell or transfer any shares of Breda's common stock, all of which apply regardless of what Rule 144 might otherwise allow.

The marketability and value of Breda's shares of common stock may also be limited by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, until one of the following occurs:

o    the shareholder no longer receives service from Breda,
o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,
o    the shareholder dies, or
o    the shareholder transfers the shareholder's shares to someone else.

As of December 31, 2001, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda has also determined to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services. A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda. The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one will be required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares being sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

There were five separate sales of shares between shareholders on the list during the calendar year 2000. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on these sales.

There were three separate sales of shares between shareholders on the list during the calendar year 2001. Two sales each involved seven shares, which were sold for $258 per share. The other sale involved forty-three shares, which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on these sales.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list.

Breda has only declared and paid four dividends to its shareholders since Breda was incorporated in 1964. One of those dividends was declared on March 15, 1999. It was in the amount of $3.00 per share, for an aggregate dividend of $113,166. The second dividend was declared on March 13, 2000. It was also in the amount of $3.00 per share, for an aggregate dividend of $113,046. The third dividend was declared on March 12, 2001. The dividend was also in the amount of $3.00 per share for an aggregate dividend of $111,087. The fourth dividend was declared on April 8, 2002. It was in the amount of $3.00 per share for an aggregate dividend of $104,214. The dividend is payable to shareholders of record on April 9, 2002.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefore as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the RTFC. Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

Those restrictions in the RTFC loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section of this annual report.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2001. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible into or exchangeable for common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Breda has not had any change in its accountants during the last two fiscal years, or any disagreements with its accountants during that period which are of the type required to be disclosed under this section of this annual report.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to each shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended
December 31, 2001. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any written request to Breda at the following address:

          Breda Telephone Corp.
          103 East Main
          P.O. Box 190
          Breda, Iowa 51436

The request should be directed to the attention of Dean Schettler, President of Breda.

                              FINANCIAL STATEMENTS

     The following pages are certain financial statements of Breda with respect to the years ended December 31, 2000 and December 31, 2001.

            [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                        WITH INDEPENDENT AUDITORS' REPORT
                     Years Ended December 31, 2001 and 2000

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                                    CONTENTS

                                                                          Page
                                                                          ----

Independent Auditors' Report                                                42

Consolidated Financial Statements:

      Consolidated Balance Sheets                                      43 - 44

      Consolidated Statements of Income                                     45

      Consolidated Statements of Stockholders' Equity                       46

      Consolidated Statements of Cash Flows                                 47

      Notes to Consolidated Financial Statements                       48 - 60

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.


Kiesling Associates, LLP
Emmetsburg, Iowa
February 1, 2002

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000

                                                                   2001                  2000
                                                              ------------          ------------

                                             ASSETS

      CURRENT ASSETS
        Cash and cash equivalents                             $  1,797,415          $  1,104,577
        Temporary investments                                      636,169               269,840
        Accounts receivable                                        536,378               703,468
        Interest receivable                                         75,058                50,800
        Prepaid income taxes                                        51,280               336,465
        Inventories                                                 93,028                92,058
        Other                                                      100,265                 5,383
                                                              ------------          ------------
                                                                 3,289,593             2,562,591
                                                              ------------          ------------

      OTHER NONCURRENT ASSETS
        Long-term investments                                    2,494,073             2,888,500
        Other investments                                        2,545,827             2,806,107
        Intangibles, net of accumulated amortization             1,018,313             1,107,625
        Note receivable                                            451,502                    --
        Deferred income taxes                                      218,837               113,595
                                                              ------------          ------------
                                                                 6,728,552             6,915,827
                                                              ------------          ------------

      PROPERTY AND EQUIPMENT                                     5,609,292             6,176,434
                                                              ------------          ------------

           TOTAL ASSETS                                       $ 15,627,437          $ 15,654,852
                                                              ============          ============

The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000

                                                                         2001                  2000
                                                                     ------------          ------------
      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current portion of long-term debt                                  $    126,365          $    118,300
  Accounts payable                                                        199,675               364,232
  Accrued taxes                                                           141,439               134,611
  Other                                                                   157,791               170,670
                                                                     ------------          ------------
                                                                          625,270               787,813
                                                                     ------------          ------------

LONG-TERM DEBT, less current portion                                    1,912,625             2,038,990
                                                                     ------------          ------------

STOCKHOLDERS' EQUITY
  Common stock - no par value, 5,000,000 shares authorized,
    35,025 and 37,241 shares issued and outstanding at $258
    and $235 stated values, respectively                                9,036,450             8,751,635
  Retained earnings                                                     4,053,092             4,076,414
                                                                     ------------          ------------
                                                                       13,089,542            12,828,049
                                                                     ------------          ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 15,627,437          $ 15,654,852
                                                                     ============          ============

The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 2001 and 2000

                                                              2001                   2000
                                                          ------------           ------------
OPERATING REVENUES                                        $  5,884,244           $  6,052,154
                                                          ------------           ------------

OPERATING EXPENSES
  Cost of services                                           2,275,848              2,234,958
  Depreciation and amortization                              1,128,785              1,101,022
  Selling, general, and administration                       1,908,031              1,861,516
                                                          ------------           ------------
                                                             5,312,664              5,197,496
                                                          ------------           ------------

OPERATING INCOME                                               571,580                854,658
                                                          ------------           ------------

OTHER INCOME (EXPENSES)
  Interest and dividend income                                 343,985                460,509
  Interest expense                                            (155,731)              (422,561)
  Loss on sale of investments                                   (1,909)               (67,261)
  Gains on sales of cellular and DBS investments                    --              5,018,714
  Income from cellular investments                             613,468                674,204
  Income from Alpine investment                                 44,209                 23,508
  Other, net                                                    23,405                (13,090)
                                                          ------------           ------------
                                                               867,427              5,674,023
                                                          ------------           ------------

INCOME BEFORE INCOME TAXES                                   1,439,007              6,528,681
                                                          ------------           ------------

INCOME TAXES                                                   499,759              2,538,700
                                                          ------------           ------------

NET INCOME                                                $    939,248           $  3,989,981
                                                          ============           ============

NET INCOME PER COMMON SHARE                               $      26.03           $     106.39
                                                          ============           ============

The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2001 and 2000

                                                    Common Stock                         Retained
                                            Shares                 Amount                Earnings                Total
                                         ------------           ------------           ------------           ------------
Balance at December 31, 1999                   37,682           $  5,614,618           $  3,440,131           $  9,054,749

  Comprehensive Income:
    Net income                                                                            3,989,981              3,989,981

  Dividends paid                                                                           (113,046)              (113,046)

  Common stock redeemed, net                     (441)              (103,635)                                     (103,635)

  Stated value stock adjustment                                    3,240,652             (3,240,652)
                                         ------------           ------------           ------------           ------------

Balance at December 31, 2000                   37,241              8,751,635              4,076,414             12,828,049

  Comprehensive Income:
    Net income                                                                              939,248                939,248

  Dividends paid                                                                           (111,087)              (111,087)

  Common stock redeemed, net                   (2,216)              (566,668)                                     (566,668)

  Stated value stock adjustment                                      851,483               (851,483)
                                         ------------           ------------           ------------           ------------
Balance at December 31, 2001                   35,025           $  9,036,450           $  4,053,092           $ 13,089,542
                                         ============           ============           ============           ============

The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2001 and 2000

                                                                       2001                   2000
                                                                   ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $    939,248           $  3,989,981
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                   1,128,785              1,101,022
      Amortization of investment tax credits                             (9,769)                (9,769)
      Deferred income taxes                                             (95,473)               (92,466)
      Gains on sales of cellular and DBS investments                         --             (5,018,714)
      Note receivable discount                                          (11,502)                    --
      Equity losses in partnerships                                      13,395                 12,868
      Changes in operating assets and liabilities:
         (Increase) decrease in assets                                  332,166                269,417
         Increase (decrease) in liabilities                             (49,578)                78,795
                                                                   ------------           ------------
      Net cash provided by operating activities                       2,247,272                331,134
                                                                   ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                                               (624,270)              (726,922)
    Cost of removing plant, net of salvage                               30,908                     --
    Purchase of investments                                            (343,484)            (1,201,867)
    Proceeds from sale of investments                                   371,582              2,555,960
    Issuance of note receivable                                        (440,000)                    --
    Purchase of other investments                                       (67,805)              (300,806)
    Sale in other investments                                           314,690                     --
    Decrease in intangibles                                                  --                 25,436
    Proceeds from sale of cellular investment                                --              5,226,034
                                                                   ------------           ------------
      Net cash provided by (used in) investing activities              (758,379)             5,577,835
                                                                   ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common stock redeemed                                              (566,668)              (103,635)
    Repayment of long-term debt                                        (118,300)            (4,999,052)
    Dividends paid                                                     (111,087)              (113,046)
                                                                   ------------           ------------
      Net cash used in financing activities                            (796,055)            (5,215,733)
                                                                   ------------           ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               692,838                693,236
                                                                   ------------           ------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        1,104,577                411,341
                                                                   ------------           ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                           $  1,797,415           $  1,104,577
                                                                   ============           ============

The accompanying notes are an integral part of these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The Breda Telephone Corporation is a provider of telecommunications exchange and local access services, cable television services, internet services and telecommunications equipment in a service area located primarily in western Iowa.

     The accounting policies of the Company and its subsidiaries conform to generally accepted accounting principles in the United States of America and reflect practices appropriate to the telephone and cable television industries. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the Company's telephone operations are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission (FCC) as modified by the state regulatory authority.

     The accounting records of the Company's cable television operations are maintained in accordance with the Uniform System of Accounts for Class A CATV Companies as prescribed by the National Association of Regulatory Utility Commissioners.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company, and Tele-Services, Ltd. (herein referred to as "the Company"). All material intercompany transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

     Investments

     Certificates of deposit bought and held by the Company until maturity are carried at cost, which approximates market.

     Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity. Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company used the FIFO method of computing realized gains and losses.

     Nonmarketable equity investments, over which the Company has significant influence and/or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

     Inventories

     Inventories include both merchandise held for resale and materials and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies are recorded at average cost.

     Property and Equipment

     Property and equipment are capitalized at original cost, including the capitalized cost of salaries and wages, materials, certain payroll taxes and employee benefits.

     The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

     Renewals and betterments of units of property are charged to telephone plant in service. When telephone plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

     Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

     Long-Lived Assets

     The Company would provide for impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

     Intangibles

     In 2001, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to periodic impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Statement also broadens the criteria for recording intangible assets separate from goodwill.

     Effective January 1, 2002, all amortization expense on goodwill and intangible assets with indefinite lives will stop. Amortization of goodwill and other intangibles was approximately $89,000 in both 2001 and 2000. The Company has not yet evaluated the impact this statement will have on results of operations and financial position. During first quarter 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

     Income Taxes

     Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities arise from differences between the basis of property and equipment and partnership profits and losses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the life of the plant which produced the ITC.

     Revenue Recognition

     The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

     Local network service, cable television service and internet service revenues are recognized over the period a subscriber is connected to the network.

     Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of access revenues is based, in part, on an average schedule settlement formula administered by the National Exchange Carrier Association (NECA) which is regulated by the FCC. The traffic sensitive portion of interstate access revenues is billed on an individual company access charge structure as approved by the FCC. The intrastate portion of access revenues is billed on an individual company tariff access charge structure based on expense and plant investment of the Company as approved by the state regulatory authority. The tariffs developed from these formulas are used to charge the connecting carrier and recognize revenues in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at tariffed and contracted rates.

     Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed.

     The Company uses the reserve method to recognize uncollectible customer accounts.

     Reclassifications

     Certain reclassifications have been made to the 2000 financial statements to conform with the 2001 presentation.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 2. TEMPORARY AND LONG-TERM INVESTMENTS

      The amortized cost and fair value of certificates of deposit and investments classified as held-to-maturity and available-for-sale are as follows:

                                                                       Gross            Gross
                                    Amortized       Unrealized       Unrealized          Fair
                                       Cost           Gains            Losses           Value
                                   ------------    ------------     ------------     ------------
           December 31, 2001

Certificates of deposit            $    350,000    $                $                $    350,000

Held-to-Maturity:
   Municipal bonds                    2,739,846          49,492          (11,693)       2,777,645
   Government securities                 40,396             479                            40,875
                                   ------------    ------------     ------------     ------------
                                   $  3,130,242    $     49,971     $    (11,693)    $  3,168,520
                                   ============    ============     ============     ============

           December 31, 2000

Certificates of deposit            $    350,000    $                $                $    350,000

Held-to-Maturity:
   Municipal bonds                    2,497,186          22,772          (23,003)       2,496,955
   U.S. Treasury notes                    5,000                             (139)           4,861
   Government securities                266,745           1,249           (1,543)         266,451

Available-for-Sale:
   Marketable equity securities          39,409                                            39,409
                                   ------------    ------------     ------------     ------------
                                   $  3,158,340    $     24,021     $    (24,685)    $  3,157,676
                                   ============    ============     ============     ============

                                       2001             2000
                                   ------------     ------------
Amounts classified as:
      Current                      $    636,169     $    269,840
      Noncurrent                      2,494,073        2,888,500
                                   ------------     ------------
                                   $  3,130,242     $  3,158,340
                                   ============     ============

     Proceeds from sale of available-for-sale securities were $37,500 in 2001 and the gross realized loss on sale of available-for-sale securities totaled $1,909. There were no sales of available-for-sale securities during 2000.

     Certificates of deposit and investments classified as held-to-maturity at December 31, 2001, are summarized below by contractual maturity date:

Due in one year or less                                               $  636,169
Due after one year through five years                                  1,168,645
Due after five years                                                   1,325,428
                                                                      ----------
                                                                      $3,130,242
                                                                      ==========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 3. OTHER INVESTMENTS

     Other investments include nonmarketable equity securities and certificates, along with investments in partnerships, limited liability companies and joint ventures as follows:

                                                                      2001          2000
                                                                ----------    ----------
          Alpine Communications, L.C                            $  781,579    $  781,579
          Rural Telephone Finance Cooperative - certificates       196,003       502,889
          RSA #1, Ltd.                                             348,542       348,542
          RSA #7, Ltd.                                             144,049       144,049
          RSA #8, Ltd.                                             310,491       310,491
          NECA Services, Inc. - stock                              300,000       300,000
          Rural Telephone Bank - stock                             165,789       165,789
          Quad County Communications                               110,531       123,327
          Iowa Network Services - stock                             78,705        78,705
          Carroll County Wireless, L.L.C                            30,009        30,599
          Guthrie Group, L.L.C                                       9,129         9,137
          Desk Top Media, L.L.C                                     60,000            --
          Other                                                     11,000        11,000
                                                                ----------    ----------
                                                                $2,545,827    $2,806,107
                                                                ==========    ==========

     The Company continues to have a 15.77% interest in Alpine Communications, L.C. (Alpine). The Alpine group operates several telephone exchanges in eastern Iowa.

     The Company's percentage interests in RSA #1, Ltd., RSA #7, Ltd. and RSA #8, Ltd. are 9.1%, 7.1% and 11.7%, respectively, at December 31, 2001. In addition, the Company owns a 16.7% interest in RSA #9, Ltd. partnership of which they have no original cash investment.

     Additionally, Westside Independent Telephone Company, a wholly-owned subsidiary of Breda Telephone Corporation, has a 33.33% ownership interest in Quad County Communications. This entity owns and operates a fiber optic network. Condensed financial data for Quad County Communications is as follows:

                                            2001          2000
                                         ---------     ---------

              Ordinary net loss          $ (38,389)    $ (38,604)
                                         =========     =========

              Current assets             $  18,593     $  10,832
              Non-current assets           322,667       368,988
              Current liabilities            9,676         9,846
              Non-current liabilities            0             0

     The Company's percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are 33.33% and 25%, respectively. Both of these companies provide personal communication services (PCS). The operations of these entities are immaterial to the consolidated financial statements.

     During 2001, the Company obtained a 10% interest in Desk Top Media, L.L.C. (Desk Top). Desk Top is a company primarily involved in providing internet services.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 3. OTHER INVESTMENTS, (Continued)

     The investments in Quad County Communications, Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are being accounted for on the equity method. The remaining investments are accounted for on the cost method.

NOTE 4. INTANGIBLES

     In 1998, the Company acquired 100% ownership of Westside Independent Telephone Company. The total cost of the acquisition exceeded the fair value of the net assets of Westside Independent Telephone Company by $1,178,472. This excess was recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Amortization expense recorded for both 2001 and 2000 was $78,604. Accumulated amortization as of December 31, 2001 and 2000 was $281,660 and $203,056, respectively.

     Additionally in 1998 Tele-Services, Ltd., a wholly-owned subsidiary of Breda Telephone Corporation, acquired 100% ownership of Westside Communications, Inc. The total cost of the acquisition exceeded the fair value of the net assets of Westside Communications, Inc. by $157,611. This excess was also recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Amortization expense recorded for both 2001 and 2000 was $10,512. Accumulated amortization as of December 31, 2001 and 2000 was $37,666 and $27,154, respectively.

     During 2000, the Company transferred the PCS licenses, originally purchased for $28,825 and recorded in intangibles, to Carroll County Wireless, L.L.C. The net value transferred amounted to $25,631 and was recorded as a equity contribution to the new entity. No gain or loss was recorded on the transaction.

     During 1999, the Company purchased PCS licenses for $2,051, which are also included net of accumulated amortization within other noncurrent assets on the balance sheet. The costs are being amortized on the straight-line basis over ten years. Amortization expense recorded for both 2001 and 2000 was $195. Accumulated amortization as of December 31, 2001 and 2000 was $495 and $300, respectively.

NOTE 5. NOTE RECEIVABLE

     The note receivable at December 31, 2001 represents a promissory note received from Desk Top Media, L.L.C. The note with an original balance of $451,502 matures in 2006 and reflects interest at 13%.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 6. PROPERTY AND EQUIPMENT

      Property and equipment includes the following:

                                                          2001           2000
                                                      -----------    -----------
Telephone Plant in Service :
      Land                                            $    39,008    $    39,008
      Buildings                                           731,772        729,372
      Other general support assets                      1,419,467      1,295,196
      Central office assets                             2,212,489      2,167,819
      Cable and wire facilities                         4,134,895      4,091,520
      Other plant and equipment                           693,482        691,000
                                                      -----------    -----------
                                                        9,231,113      9,013,915
                                                      -----------    -----------

Cable Television Plant in Service:
      Franchise                                            32,992         32,992
      Land                                                  8,586          8,586
      Buildings                                           248,855        248,855
      Towers, antennas and head end equipment           1,509,394      1,500,538
      Cable and wire facilities                         1,573,524      1,567,952
      Other plant and equipment                           193,470        189,320
                                                      -----------    -----------
                                                        3,566,821      3,548,243
                                                      -----------    -----------

Telemarketing Plant in Service                                 --        281,538
                                                      -----------    -----------

                Total property and equipment           12,797,934     12,843,696
                Less accumulated depreciation           7,471,139      6,825,834
                                                      -----------    -----------
                                                        5,326,795      6,017,862
                Plant under construction                  282,497        158,572
                                                      -----------    -----------
                                                      $ 5,609,292    $ 6,176,434
                                                      ===========    ===========

     Depreciation on depreciable property resulted in composite rates of 8.1% and 8.0% for the years ended December 31, 2001 and 2000, respectively.

NOTE 7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                      2001              2000
                                                  -----------       -----------
Rural Telephone Finance Cooperative

    7.35% (Fixed Rate)                            $ 2,038,990       $ 2,157,290
           Less current portion                      (126,365)         (118,300)
                                                  -----------       -----------
                                                  $ 1,912,625       $ 2,038,990
                                                  ===========       ===========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 7. LONG-TERM DEBT, (Continued)

     The annual requirements for principal payments on long-term debt for the next five years are as follows:

                                                      Principal
                                                      ---------

                   2002                               $126,365
                   2003                                134,981
                   2004                                144,183
                   2005                                154,013
                   2006                                164,513

     Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

     The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

     The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until December 1, 2005 at a rate of 5.95% at December 31, 2001. No funds were advanced under the line at December 31, 2001.

     In addition, Prairie Telephone Company, Inc. a wholly-owned subsidiary of Breda Telephone Corporation, has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2005 at a rate of 5.95% at December 31, 2001. No funds were advanced under the line at December 31, 2001.

NOTE 8. INCOME TAXES

     Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                       2001              2000
                                                    ---------       -----------
Federal income taxes:
   Current tax expense                              $ 446,358       $ 1,971,403
   Deferred tax benefit                               (70,650)          (69,350)
   Amortization of investment tax credits              (9,769)           (9,769)
State income taxes:
   Current tax expense                                158,643           669,532
   Deferred tax benefit                               (24,823)          (23,116)
                                                    ---------       -----------
Total income tax expense                            $ 499,759       $ 2,538,700
                                                    =========       ===========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 8. INCOME TAXES, (Continued)

      Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

                                                           2001           2000
                                                         --------       --------
Deferred Tax Liabilities
      Federal                                            $187,259       $242,951
      State                                                65,794         80,983
                                                         --------       --------
           Total Deferred Tax Liabilities                 253,053        323,934
                                                         --------       --------

Deferred Tax Assets
      Federal                                             374,364        360,981
      State                                               131,534        120,327
                                                         --------       --------
           Total Deferred Tax Assets                      505,898        481,308
                                                         --------       --------

      Net Deferred Tax Asset                             $252,845       $157,374
                                                         ========       ========

Current portion                                          $     --       $     --
Long-term portion                                         252,845        157,374
                                                         --------       --------
      Net Deferred Tax Asset                             $252,845       $157,374
                                                         ========       ========

     The tax provision differs from the expense that would result from applying the federal statutory rates to income before taxes as the result of state income taxes and the amortization of investment tax credits.

     Prepaid income taxes of $51,280 and $336,465 appearing on the consolidated balance sheets at December 31, 2001 and 2000, respectively, reflect overpayments of estimated taxes.

     The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                         2001          2000
                                                       --------      --------

Statutory federal income tax rate                          34.0%         34.0%
State income taxes, net of federal benefit                  9.6           9.2
Amortization of investment tax credits                      (.1)          (.1)
Dividends received deduction                               (1.6)          (.3)
Tax exempt interest                                        (4.0)         (2.1)
Other                                                      (3.2)         (1.8)
                                                       --------      --------
      Effective income tax rate                            34.7%         38.9%
                                                       ========      ========

     The Company files a consolidated tax return including their subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 9. OPERATING SEGMENTS INFORMATION

     The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data services and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services segment provides internet access to customers within the local exchanges and the surrounding areas. The Company also had telemarketing services that do not meet the quantitative threshold for a reportable segment. These services were discontinued during 2001.

     The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

     The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                            Local                           Internet
                           Exchange                         Service
       2001                Carrier        Broadcast         Provider          Other            Total
       ----              ------------    ------------     ------------     ------------     ------------
Revenues and sales       $  3,957,357    $    998,675     $    761,999     $    166,213     $  5,884,244
Intersegment income
    and sales                      --              --               --               --               --
Interest income               334,872           9,113               --               --          343,985
Interest expense              155,731              --               --               --          155,731
Depreciation and
    Amortization              713,366         328,005           75,249           12,165        1,128,785
Income tax expense
    (benefit)                 661,885         (64,107)         (72,983)         (25,036)         499,759
Segment profit (loss)       1,097,629         (92,250)         (30,103)         (36,028)         939,248
Segment assets             13,336,272       1,536,731          805,410           39,782       15,718,195
Expenditures for
    segment assets            507,202          51,077           65,991               --          624,270

       2000
       ----
Revenues and sales       $  4,080,514    $  1,046,768     $    648,195     $    276,677     $  6,052,154
Intersegment income
    and sales                      --              --               --               --               --
Interest income               439,389          21,120               --               --          460,509
Interest expense              386,345          36,216               --               --          422,561
Depreciation and
    Amortization              683,574         344,643           60,333           12,472        1,101,022
Income tax expense
    (benefit)               2,691,227         (72,155)         (56,547)         (23,825)       2,538,700
Segment profit (loss)       4,156,729        (103,833)         (28,630)         (34,285)       3,989,981
Segment assets             14,328,128       1,808,935          754,682           80,699       16,972,444
Expenditures for
    segment assets            515,655          47,429          162,116            1,722          726,922

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 9. OPERATING SEGMENTS INFORMATION, (Continued)

     Reconciliation of Segment Information           2001             2000
                                                 ------------     ------------

   REVENUES:
      Total revenues for reportable segments     $  5,718,031     $  5,775,477
      Other revenues                                  166,213          276,677
                                                 ------------     ------------
           Consolidated Revenues                 $  5,884,244     $  6,052,154
                                                 ============     ============

   PROFIT:
      Total profit for reportable segments       $    975,276     $  4,024,266
      Other profit (loss)                             (36,028)         (34,285)
                                                 ------------     ------------
           Net Income                            $    939,248     $  3,989,981
                                                 ============     ============

   ASSETS:
      Total assets for reportable segments       $ 15,678,413     $ 16,891,745
      Other assets                                     39,782           80,699
      Elimination of intercompany receivables         (90,758)      (1,317,592)
                                                 ------------     ------------
           Consolidated Assets                   $ 15,627,437     $ 15,654,852
                                                 ============     ============

NOTE 10. SUPPLEMENTAL CASH FLOW INFORMATION

     Noncash investing and financing activities included $121,030 during the year ended December 31, 2000, relating to plant and equipment additions placed in service during 2000, which are reflected in accounts payable at year end.

     Cash paid for interest, net of amounts capitalized for 2001 and 2000, totaled $155,731 and $422,561, respectively.

     Cash paid for income taxes for 2001 and 2000 totaled $367,241 and $2,435,069, respectively.

NOTE 11. NET INCOME PER COMMON SHARE

     Net income per common share for 2001 and 2000 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2001 and 2000 were 36,083 and 37,503, respectively.

NOTE 12. STOCK VALUE ADJUSTMENT

     In May 2000, the board of directors authorized a $31 increase in the stated value of each share of common stock from $149 to $180. There were 37,682 shares outstanding at the time of the value adjustment, which reduced retained earnings by $1,168,142.

     During June 2000, the board of directors authorized an additional $55 increase in the stated value of each share of common stock from $180 to $235. There were 37,682 shares outstanding at the time of the value adjustment, which reduced retained earnings by $2,072,510.

     During May 2001, the board of directors authorized a $23 increase in the stated value of each share of common stock from $235 to $258. There were 37,021 shares outstanding at the time of the value adjustment, which reduced retained earnings by $851,483.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 13. STOCK RESTRICTIONS

     The Company has one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

     o Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

     o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

     o Stockholders shall not sell any shares of stock owned unless the Company has been given first right of refusal.

     o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

     o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation's telephone services.

     o    Stock transfers require the consent of the board of directors.

     The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 14. EMPLOYEE BENEFIT PLAN

     The Company adopted for its employees who have met certain eligibility requirements, a defined benefit retirement and security program sponsored by the National Telephone Cooperative Association (NTCA). The plan calls for the Company to contribute 8.6% of each enrolled employees' annual gross salary. As a condition of participation, each participating employee must also contribute a minimum 3% of their annual gross salary. Contributions made by the Company totaled $80,538 and $84,797 for the years ended December 31, 2001 and 2000, respectively.

NOTE 15. CONCENTRATIONS OF CREDIT RISK

     The Company grants credit to local telephone service and cable television service customers, all of whom are located in the franchised service areas, internet customers and to telecommunications intrastate and interstate long distance carriers.

     The Company received 41% of its revenues from access revenues and assistance provided by the Federal Universal Service Fund. As a result of the Telecommunications Act of 1996, the manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions, which limits the amount of credit exposure in any one financial institution.

                          BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                  BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE 15. CONCENTRATIONS OF CREDIT RISK, (Continued)

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 16. RELATED PARTY

     The Company receives commission revenue from RSA #9 Ltd. Partnership (RSA #9) based on cellular service activation and retention. The Company has a 16.7% ownership interest in RSA #9. Commissions received by the Company for the years ended December 31, 2001 and 2000 were approximately $575,500 and $607,000, respectively.

NOTE 17. DISPOSITION OF CORPORATE BUILDING

     On September 12, 2001, the Company entered into a contract to sell its corporate building for $200,000. The Company received a cash deposit of $20,000 and the contract established payment terms. The Company anticipates receiving a promissory note for $180,000 at a rate of 7%. The note will be payable in four equal installments of $20,000, plus interest through 2005 and a final installment of $100,000 plus interest payable in 2006. The transaction is expected to close during fourth quarter 2002 and will result in an estimated before tax gain of $104,500.

NOTE 18. DISPOSITION OF CELLULAR AND DBS INVESTMENTS

     On May 12, 2000, the Company sold all of their outstanding shares of Central Iowa Cellular, Inc. (CIC). The Company received cash of $5,108,279, which included the majority of the Company's share of the Tower Net Proceeds. The transaction resulted in a gain of $4,900,959, which was included in operations during the second quarter of 2000. During third quarter 2000, certain events occurred which made final certain terms of the sale resulting in the receipt of $117,755, which was classified as an additional gain on the sale of the cellular investment. In total, the completed transaction amounted to cash received of $5,226,034 and a recorded gain on the sale of $5,018,714.